                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

                                   ----------

                             RPM UNITED KINGDOM G.P.
                          (a U.K. general partnership)

                                       by

                     RPM CANADA (an Ontario partnership) and
         RPM CANADA INVESTMENT COMPANY (a Nova Scotia unlimited company)

                    as its general partners, and in its name

                             RPM INTERNATIONAL INC.
                            (a Delaware corporation)

                                  as Guarantor,

                                       AND

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.

                                   as Trustee

                           6.70% Senior Notes due 2015

                                   ----------

                                    INDENTURE

                          Dated as of October 24, 2005

                                   ----------

                             CROSS REFERENCE TABLE*

TIA Section                                                    Indenture Section
-----------                                                    -----------------
310(a)(1)...................................................          7.10
   (a)(2)...................................................          7.10
   (a)(3)...................................................          N.A.
   (a)(4)...................................................          N.A.
   (b)......................................................      7.08; 7.10
   (c)......................................................          N.A.
311(a)......................................................          7.11
   (b)......................................................          7.11
   (c)......................................................          N.A.
312(a)......................................................          2.08
   (b)......................................................         12.03
   (c)......................................................         12.03
313(a)......................................................          7.06
   (b)(1)...................................................          N.A.
   (b)(2)...................................................          7.06
   (c)......................................................         12.02
   (d)......................................................          7.06
314(a)......................................................   4.02; 4.03; 12.02
   (b)......................................................          N.A.
   (c)(1)...................................................         12.04
   (c)(2)...................................................         12.04
   (c)(3)...................................................          N.A.
   (d)......................................................          N.A.
   (e)......................................................         12.05
   (f)......................................................          N.A.
315(a)......................................................          7.01
   (b)......................................................      7.05; 12.02
   (c)......................................................          7.01
   (d)......................................................          7.01
   (e)......................................................          6.11
316(a) (last sentence)......................................          2.11
   (a)(1)(A)................................................          6.05
   (a)(1)(B)................................................          6.04
   (a)(2)...................................................          N.A.
   (b)......................................................          6.07
317(a)(1)...................................................          6.08
   (a)(2)...................................................          6.09
   (b)......................................................          2.07
318(a)......................................................         12.01

                           N.A. means Not Applicable.

* Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                          ARTICLE 1
                         DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01    Definitions............................................................    2
SECTION 1.02    Other Definitions......................................................   11
SECTION 1.03    Incorporation by Reference of the TIA..................................   12
SECTION 1.04    Rules of Construction..................................................   12
SECTION 1.05    Acts of Holders........................................................   12

                                          ARTICLE 2
                                       THE SECURITIES
SECTION 2.01    Form and Dating........................................................   13
SECTION 2.02    Global Securities in General...........................................   14
SECTION 2.03    Book-Entry Provisions..................................................   14
SECTION 2.04    Certificated Securities................................................   15
SECTION 2.05    Execution and Authentication...........................................   15
SECTION 2.06    Registrar and Paying Agent.............................................   17
SECTION 2.07    Paying Agent to Hold Money and Securities in Trust.....................   17
SECTION 2.08    Holder Lists...........................................................   18
SECTION 2.09    Transfer and Exchange..................................................   18
SECTION 2.10    Replacement Securities.................................................   20
SECTION 2.11    Outstanding Securities; Determinations of Holders' Action..............   20
SECTION 2.12    Temporary Securities...................................................   21
SECTION 2.13    Cancellation...........................................................   21
SECTION 2.14    Persons Deemed Owners..................................................   21
SECTION 2.15    Transfers of Global Securities.........................................   22
SECTION 2.16    CUSIP Numbers..........................................................   26
SECTION 2.17    Restrictions on Transfer...............................................   26

                                          ARTICLE 3
                  REDEMPTION OF SECURITIES AT THE OPTION OF THE PARTNERSHIP
SECTION 3.01    Right to Redeem........................................................   26
SECTION 3.02    Notice to Holders......................................................   26
SECTION 3.03    Selection of Securities to be Redeemed.................................   27
SECTION 3.04    Notice of Redemption...................................................   27
SECTION 3.05    Effect of Notice of Redemption.........................................   28
SECTION 3.06    Deposit of Redemption Price............................................   28
SECTION 3.07    Securities Redeemed in Part............................................   28
SECTION 3.08    Repayment to the Partnership...........................................   28

                                          ARTICLE 4
                                          COVENANTS
SECTION 4.01    Payment of Securities..................................................   29
SECTION 4.02    SEC and Other Reports..................................................   29
SECTION 4.03    Compliance Certificate.................................................   29
SECTION 4.04    Further Instruments and Acts...........................................   29
SECTION 4.05    Maintenance of Office or Agency........................................   29
SECTION 4.06    Delivery of Certain Information........................................   30

SECTION 4.07    Waiver of Compliance...................................................   30
SECTION 4.08    Limitation on Liens....................................................   30
SECTION 4.09    Restrictions on Sale-Leaseback Transactions............................   31
SECTION 4.10    Exempted Liens and Sale-Leaseback Transactions.........................   31
SECTION 4.11    Continued Existence....................................................   31
SECTION 4.12    Additional Amounts.....................................................   31
SECTION 4.13    Maintenance of Properties..............................................   33
SECTION 4.14    Taxes..................................................................   34

                                          ARTICLE 5
                                    SUCCESSOR CORPORATION
SECTION 5.01    When Partners, Partnership or Guarantor May Merge or Transfer Assets...   34
SECTION 5.02    Addition of Partners to the Partnership................................   35

                                          ARTICLE 6
                                    DEFAULTS AND REMEDIES
SECTION 6.01    Events of Default......................................................   35
SECTION 6.02    Acceleration...........................................................   37
SECTION 6.03    Other Remedies.........................................................   38
SECTION 6.04    Waiver of Past Defaults................................................   38
SECTION 6.05    Control by Majority....................................................   39
SECTION 6.06    Limitation on Suits....................................................   39
SECTION 6.07    Rights of Holders to Receive Payment...................................   39
SECTION 6.08    Collection Suit by Trustee.............................................   39
SECTION 6.09    Trustee May File Proofs of Claim.......................................   39
SECTION 6.10    Priorities.............................................................   40
SECTION 6.11    Undertaking for Costs..................................................   41
SECTION 6.12    Waiver of Stay, Extension or Usury Laws................................   41

                                          ARTICLE 7
                                           TRUSTEE
SECTION 7.01    Duties of Trustee......................................................   41
SECTION 7.02    Rights of Trustee......................................................   42
SECTION 7.03    Individual Rights of Trustee...........................................   44
SECTION 7.04    Trustee's Disclaimer...................................................   44
SECTION 7.05    Notice of Defaults.....................................................   44
SECTION 7.06    Reports by Trustee to Holders..........................................   44
SECTION 7.07    Compensation and Indemnity.............................................   45
SECTION 7.08    Replacement of Trustee.................................................   45
SECTION 7.09    Successor Trustee by Merger............................................   46
SECTION 7.10    Eligibility; Disqualification..........................................   46
SECTION 7.11    Preferential Collection of Claims Against Partnership..................   46

                                          ARTICLE 8
                                   DISCHARGE OF INDENTURE
SECTION 8.01    Discharge of Liability on Securities...................................   47
SECTION 8.02    Repayment to the Partnership...........................................   47

                                          ARTICLE 9
                                         AMENDMENTS
SECTION 9.01    Without Consent of Holders.............................................   47
SECTION 9.02    With Consent of Holders................................................   48
SECTION 9.03    Compliance with TIA....................................................   49
SECTION 9.04    Revocation and Effect of Consents, Waivers and Actions.................   49
SECTION 9.05    Trustee to Sign Supplemental Indentures................................   49
SECTION 9.06    Effect of Supplemental Indentures......................................   49

                                         ARTICLE 10
                                    PAYMENTS OF INTEREST
SECTION 10.01   Interest Payments......................................................   49
SECTION 10.02   Defaulted Interest.....................................................   50
SECTION 10.03   Interest Rights Preserved..............................................   51

                                         ARTICLE 11
                                   GUARANTEE OF SECURITIES
SECTION 11.01   Full and Unconditional Guarantee.......................................   51
SECTION 11.02   Limitations on Guarantee...............................................   52
SECTION 11.03   Execution and Delivery of Guarantee....................................   53
SECTION 11.04   Waiver of Subrogation..................................................   53
SECTION 11.05   Release of the Guarantor...............................................   54
SECTION 11.06   Immediate Payment......................................................   54
SECTION 11.07   No Set-Off.............................................................   54
SECTION 11.08   Obligations Absolute...................................................   54
SECTION 11.09   Obligations Continuing.................................................   54
SECTION 11.10   Obligations Not Reduced................................................   54
SECTION 11.11   Obligations Reinstated.................................................   54
SECTION 11.12   Obligations Not Affected...............................................   55
SECTION 11.13   Waiver.................................................................   56
SECTION 11.14   No Obligation to Take Action Against Any Partners or the Partnership...   56
SECTION 11.15   Dealing with the Partnership and Others................................   56
SECTION 11.16   Default and Enforcement................................................   57
SECTION 11.17   Amendment..............................................................   57
SECTION 11.18   Acknowledgment.........................................................   57
SECTION 11.19   Costs and Expenses.....................................................   57
SECTION 11.20   No Merger or Waiver; Cumulative Remedies...............................   57
SECTION 11.21   Survival of Obligations................................................   58
SECTION 11.22   Guarantee in Addition to Other Obligations.............................   58
SECTION 11.23   Severability...........................................................   58
SECTION 11.24   Successors and Assigns.................................................   58

                                         ARTICLE 12
                                        MISCELLANEOUS
SECTION 12.01   TIA Controls...........................................................   58
SECTION 12.02   Notices................................................................   58
SECTION 12.03   Communication by Holders with Other Holders............................   59

SECTION 12.04   Certificate and Opinion as to Conditions Precedent.....................   59
SECTION 12.05   Statements Required in Certificate or Opinion..........................   60
SECTION 12.06   Separability Clause....................................................   60
SECTION 12.07   Rules by Trustee, Paying Agent and Registrar...........................   60
SECTION 12.08   Legal Holidays.........................................................   60
SECTION 12.09   GOVERNING LAW; WAIVER OF JURY TRIAL....................................   60
SECTION 12.10   Submission to Jurisdiction; Agent for Service; Waiver of Immunities....   60
SECTION 12.11   Judgment Currency......................................................   61
SECTION 12.12   No Recourse Against Others.............................................   61
SECTION 12.13   Successors.............................................................   61
SECTION 12.14   Multiple Originals.....................................................   62
SECTION 12.15   Force Majeure..........................................................   62

                                         ARTICLE 13
                                  AGREEMENT OF THE PARTNERS
SECTION 13.01   Joint and Several Liability............................................   62
SECTION 13.02   Waiver and Release.....................................................   63
SECTION 13.03   Continuing Undertakings................................................   63
SECTION 13.04   No Set-Off.............................................................   63
SECTION 13.05   No Obligation to Take Action Against the Partnership...................   63
SECTION 13.06   Amendment..............................................................   63
SECTION 13.07   Acknowledgment.........................................................   63
SECTION 13.08   No Merger or Waiver; Cumulative Remedies...............................   63
SECTION 13.09   Survival...............................................................   64
SECTION 13.10   Article 13 Agreement in Addition to Other Obligations..................   64
SECTION 13.11   Severability...........................................................   64
SECTION 13.12   Successors and Assigns.................................................   64

EXHIBITS
--------
Exhibit A   Form of Security
Exhibit B   Form of Transfer Certificate
Exhibit C   Form of Guarantee

          INDENTURE dated as of October 24, 2005 by and among (a) RPM UNITED KINGDOM G.P. ("RPM UK"), a general partnership governed by the laws of England and Wales, by its general partners, RPM CANADA (Registered Name) ("RPM Canada"), a general partnership registered under the laws of the Province of Ontario, and RPM Canada Investment Company ("RPM Investment"), an unlimited company existing under the laws of the Province of Nova Scotia, each as a general partner (each, a "Partner" and collectively, the "Partners") of, and doing business in the name of, RPM UK, (b) RPM INTERNATIONAL INC., Delaware corporation, as parent guarantor (the "Guarantor") and (c) The Bank of New York Trust Company, N.A., a national banking association (the "Trustee"), and (d) solely for the purposes of
Article 13, each of RPM Canada and RPM Investment in its own capacity. Under the law of England and Wales, RPM UK is a contractual relationship between the Partners and is not a legal entity and has no legal distinctive personality other than that of its Partners. This contractual relationship of the Partners acting in their capacities as general partners of, and doing business in the name of, RPM UK is hereinafter referred to as the "Partnership."

                           RECITALS OF THE PARTNERSHIP

          The Partnership has duly authorized the creation of an issue of 6.70% Senior Notes due 2015 having the terms, tenor, amount and other provisions hereinafter set forth, and, the Partnership, has duly authorized the execution and delivery of this Indenture, and, solely for purposes of Article 13, each of RPM Canada and RPM Investment has duly authorized the execution and delivery of this Indenture in its own capacity. The Guarantor has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Guarantee (as defined herein).

          All things necessary to make (i) the Securities, when the Securities are duly executed by the Partnership, and authenticated and delivered hereunder, the valid obligations of the Partners, (ii) the Guarantee, when executed by the Guarantor and delivered hereunder, the legal valid and binding obligations of the Guarantor, and (iii) to make this Indenture a valid and legally binding agreement of the Partners doing business in the name of the Partnership and the Guarantor, in accordance with their and its terms, and for purposes of Article 13 of the Indenture, each of RPM Canada and RPM Investment in its own capacity, in accordance with its terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01 Definitions.

          "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

          "Attributable Indebtedness" means, as to any particular lease at any date as of which the amount thereof is to be determined, the total net amount of rent (discounted from the respective due dates thereof at the rate per annum set forth or implicit in the terms of such lease, compounded semi-annually) required to be paid by the lessee under such lease during the remaining term thereof. The net amount of rent required to be paid under any such lease for any such period shall be the total scheduled amount of the rent payable by the lessee with respect to such period, but may exclude amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

          "Bankruptcy Law" means any law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law, including, without limitation, the bankruptcy law of the Partners, the Partnership and the Guarantor's jurisdiction, Insolvency Act 1986 (as amended), Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), Title 11, United States Code, or any similar law for the relief of debtors of the United States, Province of Ontario, Province of Nova Scotia or England.

          "Board of Directors" means either the board of directors of the Guarantor or of the Partners, as the case may be, or any duly authorized committee of such board unless otherwise indicated.

          "Board Resolution" means a copy of a resolution that is delivered to the Trustee, certified by the Secretary or an Assistant Secretary to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

          "Capital Lease Obligation" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Indenture, the Securities and the Guarantee, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) in the equity interests of such Person, including, without limitation, (i) with respect to a corporation, common stock, preferred stock and any other capital stock,
(ii) with respect to a partnership, partnership interests (whether general or limited), and (iii) with respect to a limited liability company, limited liability company interests.

          "Certificated Securities" means any of the Securities, held in definitive form, containing the same terms and provisions as the Global Securities, and evidencing all or part of a series of Securities authenticated and delivered pursuant to the terms of this Indenture, but that do not bear the Global Securities Legend.

          "Commission" means the U.S. Securities and Exchange Commission.

          "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

          "Comparable Treasury Price" means, with respect to any Redemption Date, (i) average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the H.15 Daily Update of the Federal Reserve Bank, or (ii) if such release (or any successor release) is not published or does not contain prices on such Business Day, the Reference Treasury Dealer Quotations for such Redemption Date.

          "Consolidated Net Worth" means, at any time, the consolidated stockholders' equity of the Guarantor and its Subsidiaries calculated on a consolidated basis as of such time.

          "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Partnership, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Partnership).

          "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Depositary" means, with respect to any Global Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Partnership to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.

          "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

          "DTC" means The Depository Trust Company, a New York corporation.

          "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

          "Fair Market Value" means, as to any property acquired by the Guarantor or its Subsidiaries, the market value of such property as determined in good faith by one or more Officers of the Guarantor to whom authority to enter into the applicable transaction has been delegated by the Board of Directors of the Guarantor.

          "Funded Indebtedness" means Indebtedness having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the obligor.

          "GAAP" means generally accepted accounting principles in the United States.

          "Global Securities" means any of the Securities that are authenticated and delivered to the Depositary for the Security, or its nominee, registered in the name of such Depositary or nominee, and that bear the Global Securities Legend.

          "Global Securities Legend" means the legend labeled as such, as set forth in the form of Security attached hereto as Exhibit A.

          "Guarantee" by any Person shall mean any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, other than agreements to purchase goods at arm's length price in the ordinary course of business) or (ii) entered into for the purpose of assuring in any other manner the holder of such Indebtedness of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

          "Guarantor" means the party named as the "Guarantor" in the preamble to this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

          "H.15 (519)" means the weekly statistical release entitled "H.15 (519) Selected Interest Rates" or any successor publication published by the Board of Governors of the Federal Reserve System.

          "H.15 Daily Update" means the daily update of H.15 (519) available through the worldwide website of the Board of Governors of the Federal Reserve System or any successor site or publication.

          "Holder" means a person in whose name a Security is registered on the Registrar's books.

          "Indebtedness" means, as to any Person (determined without duplication): (i) indebtedness of such Person for money borrowed (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of property or services, other than accounts payable (other than for borrowed money) incurred in the ordinary course of business; (ii) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person (whether or not such obligations are contingent); (iii) Capital Lease Obligations of such Person; (iv) obligations of such Person to redeem or otherwise retire shares of capital stock of such Person; (v) indebtedness of others of the type described in clause (i), (ii), (iii) or (iv) above secured by a Lien on the property of such Person, whether or not the respective obligation so secured has been assumed by such Person; and (vi) indebtedness of others of the type described in clause (i), (ii), (iii) or (iv) above Guaranteed by such Person.

          "Indenture" means this instrument, as amended or supplemented from time to time in accordance with the terms hereof, including, if applicable, the provisions of the TIA that are deemed to be a part hereof.

          "Independent Investment Banker" means Goldman, Sachs & Co., or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent banking institution of national standing appointed by the Partnership.

          "Interest Payment Date" means May 1 and November 1 of each year, commencing May 1, 2006.

          "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

          "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

          "Lien" means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

          "Make-Whole Amount" means the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to, but excluding, the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 35 basis points. References in this Indenture to "premium," if any, payable in respect of the Securities shall be deemed to include any sum payable on the Securities as a Make-Whole Amount in connection with any optional redemption of the Securities by the Partnership.

          "Management Committee" means the management committee authorized by clause 7 of the Partnership Agreement (defined below).

          "Non-U.S. Person" means a person who is not a "U.S. person," as defined in Regulation S.

          "Officer" means, (i) with respect to any Person that is a corporation, the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of such Person and, (ii) with respect to any Person that is a partnership, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Vice-President of each Person who is a Partner of that partnership or any member of a management committee or similar body who is designated an officer of the partnership pursuant to the terms of the partnership agreement establishing the partnership.

          "Officers' Certificate" means a written certificate signed in the name of the Partnership by any two Officers of the Partners, or, if applicable and permitted under the Partnership Agreement, by two members of the Management Committee who are Officers of the Partnership, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.03 hereof shall be signed by the principal executive, financial or accounting Officer of the Guarantor. Each such certificate shall comply with Section 314 of the TIA and include the statements provided for in Section 12.05 of this Indenture.

          "Opinion of Counsel" means a written opinion of legal counsel. The counsel may be an employee of, or counsel to, the company for whom such opinion is given. Each such opinion shall comply with Section 314 of the TIA and include the statements provided for in Section 12.05 of this Indenture.

          "Partner" means such Person who is the holder of a partnership interest in a partnership; and with respect to the Partnership shall mean each of RPM Canada, a general partnership established under the laws of the Province of Ontario, and RPM Investment

Company, an unlimited company organized under the laws of the Province of Nova Scotia, and their respective successors, each being a "Partner," and collectively, the "Partners."

          "Partnership" means the contractual relationship between the Partners acting in their capacities as general partners of, and doing business in the name of, RPM UK, named as the "Partnership" in the preamble to this Indenture until a successor partner replaces one of the Partners pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such contractual relationship including the successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

          "Partnership Agreement" means the partnership agreement between RPM Canada and RPM Investment dated August 24, 2005 that is governed by the laws of England and Wales.

          "Partnership Order" means a written request or order signed in the name of the Partnership by any two Officers of the Partners, or, if applicable and permitted under the Partnership Agreement, two members of the Management Committee who are Officers.

          "Permitted Liens" means:

          (i) Liens on the property or assets of the Partnership, the Guarantor or any of the Guarantor's Subsidiaries existing on the date of the Purchase Agreement and securing Indebtedness in an aggregate principal amount not exceeding $10.0 million; provided that no increase in the amount secured thereby is permitted;

          (ii) Liens on the property or assets of the Guarantor or any property or assets of the Subsidiaries of the Guarantor given to secure the payment of the purchase price incurred in connection with the acquisition, lease (including any Capital Lease Obligation) or construction of property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of the Guarantor or the businesses of the Subsidiaries of the Guarantor, including Liens existing on such property at the time of acquisition, lease or construction thereof or improvements thereon, or Liens incurred within 180 days of such acquisition or the completion of such construction; provided that (i) the Liens shall attach solely to the property acquired, purchased, leased, constructed or improved, (ii) at the time of acquisition or construction of such property, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such property, whether or not assumed by the Guarantor or any Subsidiary of the Guarantor, shall not exceed an amount equal to the lesser of the total purchase price or Fair Market Value at the time of acquisition or construction of such property, and (iii) the aggregate principal amount of all Indebtedness secured by such Liens shall not exceed the lesser of (y) the cost of the acquisition, lease or construction, as the case may be, or
     (z) the Fair Market Value of such property;

          (iii) Liens on property or assets of any Person existing at the time such Person becomes a Subsidiary of the Guarantor or is merged with or into or consolidated with the Guarantor or any Subsidiary of the Guarantor, or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Guarantor or any Subsidiary of the Guarantor, or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such Person becoming a Subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition; provided that such Liens shall not extend to the property or assets of the Guarantor or any other property or assets of the Subsidiaries of the Guarantor;

          (iv) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses (i) through (iii); provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured prior to such extension, renewal or replacement and that such extension, renewal or replacement Lien shall be limited to all or a part of the assets that secured the Lien so extended, renewed or replaced (plus improvements and construction on such real property);

          (v) Other Liens arising in the ordinary conduct of the business of the Guarantor or the businesses of the Subsidiaries of the Guarantor (including Liens to secure the performance by the Guarantor or the Subsidiaries of the Guarantor of bids, tenders or trade contracts for sums not yet due and payable) which are not incurred in connection with the borrowing of money or the obtaining of advances or credit, or that is incidental to the ownership of properties and assets by the Guarantor or the Subsidiaries of the Guarantor in the ordinary conduct of the Guarantor's business or the businesses of the Subsidiaries of the Guarantor (including landlords', carriers', warehousemen's, mechanics', materialmen's and other similar Liens for sums not yet due and payable), or to secure the performance by the Guarantor or the Subsidiaries of the Guarantor of its or their statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds; provided in each case that such Liens do not, in the aggregate, materially detract from the value of the property or assets of the Guarantor or the property or assets of the Subsidiaries of the Guarantor or materially impair the use thereof in the operation of the business of the Guarantor or the businesses of the Subsidiaries of the Guarantor;

          (vi) Leases or subleases entered into by the Guarantor or the Subsidiaries of the Guarantor as either lessors or sublessors, easements, rights-of-way, restrictions and other similar charges or encumbrances (including zoning restrictions), in each case, that is incidental to the ownership of property or assets or the ordinary conduct of the business of the Guarantor or the businesses of the Subsidiaries of the Guarantor; provided that such Liens do not, in the aggregate, materially detract from the value of such property;

          (vii) Liens for taxes, assessments or other governmental charges which are not yet due and payable as of the date of the Purchase Agreement; and

          (viii) Liens on receivables, leases, other financial assets, and any assets related thereto, incurred in connection with a Permitted Receivables Transaction.

          "Permitted Receivables Transaction" means any transaction or series of transactions entered into by the Guarantor or any of its Subsidiaries in order to monetize or otherwise finance a pool (which may be fixed or revolving) of receivables, leases or other financial assets (including, without limitation, financing contracts) or other transactions evidenced by receivables purchase agreements, including, without limitation, factoring agreements and other similar agreements pursuant to which receivables, leases, other financial assets, and any assets related thereto, are sold at a discount (in each case whether now existing or arising in the future), and which may include a grant of a security interest in any such receivables, leases, other financial assets (whether now existing or arising in the future) of the Guarantor or any of its Subsidiaries, and any assets related thereto, including all collateral securing such receivables, leases, or other financial assets, all contracts and all Guarantees or other obligations in respect thereof, proceeds thereof and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving receivables, leases, or other financial assets or other transactions evidenced by receivables purchase agreements, including, without limitation, factoring agreements and other similar agreements pursuant to which receivables are sold at a discount.

          "Person" or "person" means any individual, corporation, partnership, association, joint venture, trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Primary Treasury Dealer" shall have the meaning ascribed to it in the definition of "Reference Treasury Dealer."

          "Principal Amount" of a Security means the principal amount of the Security as set forth on the face of the Security.

          "Principal Property" means, whether owned or leased on the date of this Indenture or acquired after the date hereof, each manufacturing or processing plant or facility and office facilities of the Guarantor or its Subsidiaries.

          "Purchase Agreement" means the Purchase Agreement related to the Securities, dated October 19, 2005, among the Partnership, by the Partners as its general partners and doing business in the name of the Partnership, the Guarantor and the Initial Purchasers named therein.

          "Redemption Date" means the date specified for redemption of the Securities as set forth in the notice in the name of the Partnership to the Holders of Securities being redeemed, in accordance with the terms of the Securities and this Indenture.

          "Reference Treasury Dealer" means each of Goldman, Sachs & Co. and one other primary U.S. government securities dealer in New York City selected by Goldman, Sachs & Co., and their respective successors (each, a "Primary Treasury Dealer"); provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Partnership shall substitute therefore another Primary Treasury Dealer.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date for the Securities, an average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the Securities (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

          "Regular Record Date" means, with respect to the interest payable on any Interest Payment Date, the close of business on April 15 and October 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

          "Regulation S" means Regulation S under the Securities Act (or any successor rule having substantially similar provisions), as it may be amended from time to time.

          "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          "Restricted Securities Legend" means the legend labeled as such and that is set forth in Exhibit A hereto.

          "Restricted Security" means a Security that is required to bear the Restricted Securities Legend.

          "Rule 144" means Rule 144 under the Securities Act (or any successor rule having substantially similar provisions), as it may be amended from time to time.

          "Rule 144A" means Rule 144A under the Securities Act, as it may be amended from time to time (or any successor rule having substantially similar provisions).

          "Securities Act" means the U.S. Securities Act of 1933, as amended.

          "Security," "Securities" or "Note" means any of the 6.70% Senior Notes due 2015 issued by the Partnership, by the Partners as its general partners and doing business in the name of the Partnership, under this Indenture, as amended or supplemented from time to time.

          "Stated Maturity", when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount of such Security is due and payable.

          "Subsidiary" means, with respect to any Person, at any date, (i) any corporation, limited liability company, partnership or other entity, the accounts of which would be consolidated with those of such Person in the Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (ii) any corporation, limited liability company, partnership or other entity of which more than 50% of the total voting power of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or any partnership of which more than 50% of the partnership interests (considering all general and limited partnership interests as a single class) is, in each case, at the time owned or controlled, directly or indirectly, by such Person, one or more Subsidiaries of such person, or a combination thereof. For the avoidance of doubt, each of Partners and the Partnership is deemed a "Subsidiary."

          "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

          "Treasury Rate" means, with respect to any Redemption Date for the Securities, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

          "Trustee" means the party named as the "Trustee" in the preamble to Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

          SECTION 1.02 Other Definitions.

Term                                                          Defined in Section
----                                                          ------------------
"Act"......................................................         1.05(a)
"Additional Amounts".......................................         4.12
"Agent Members"............................................         2.03(b)
"Clearstream"..............................................         2.02
"Defaulted Interest".......................................        10.02
"Euroclear"................................................         2.02
"Event of Default".........................................         6.01
"Guarantee"................................................        11.01
"Legal Holiday"............................................        12.08
"Notice of Default"........................................         6.01
"Paying Agent".............................................         2.06
"Protected Purchaser"......................................         2.10
"Redemption Price".........................................         3.01
"Registrar"................................................         2.06
"Rule 144A Information"....................................         4.06
"Special Record Date"......................................        10.02(a)

          SECTION 1.03 Incorporation by Reference of the TIA. The mandatory provisions of the TIA that are required to be a part of and govern indentures qualified under the TIA are incorporated by reference in and are a part of this Indenture whether or not this Indenture is so qualified. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA term used in this Indenture has the following meaning: "obligor" on the Securities means the Partnership. All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

          SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

          (a) a defined term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect from time to time;

          (c) "or" is not exclusive;

          (d) "including" means including, without limitation; and

          (e) words in the singular include the plural, and words in the plural include the singular.

          SECTION 1.05 Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is hereby expressly required, to the Partnership. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Partnership, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing or delivering such instrument or writing acknowledged to such officer the execution thereof. When such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

          (c) The ownership of Securities shall be proved by the register maintained by the Registrar.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Partnership in reliance thereon, whether or not notation of such action is made upon such Security.

          (e) If the Partnership shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, either the Partners, by or pursuant to a resolution of the Board of Directors of the Partners, or if permitted by the Partnership Agreement, the Management Committee, may, at their option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but neither the Partners nor the Partnership shall have any obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture within six months after the record date.

                                    ARTICLE 2
                                 THE SECURITIES

          SECTION 2.01 Form and Dating. (a) The Securities and the Trustee's certificate of authentication to be borne by such Securities shall be substantially in the forms annexed hereto as Exhibit A. The terms and provisions contained in the form of Security shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Partnership, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          (b) Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, or to conform to usage. The Partnership shall provide any such notation, legends or endorsements to the Trustee in writing.

          (c) All Securities shall be dated the date of their authentication.

          SECTION 2.02 Global Securities in General. (a) The Securities are being offered and sold by the Partnership to "qualified institutional buyers" (as defined in Rule 144A) in reliance on Rule 144A, and shall be issued in the form of one or more permanent Global Securities in definitive, fully registered form, without interest coupons, with the Global Securities Legend and Restricted Securities Legend as set forth in Exhibit A hereto.

          (b) Any Global Security shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary for the accounts of participants in the Depositary (and, in the case of Securities held in accordance with Regulation S, registered in the name of the Depositary or a nominee of the Depositary for the accounts of designated agents holding on behalf of the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream")), duly executed by the Partnership and authenticated by the Trustee as hereinafter provided.

          (c) Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount of outstanding Securities from time to time endorsed thereon. The aggregate Principal Amount of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided. Any adjustment of the aggregate Principal Amount of a Global Security to reflect the amount of any increase or decrease in the Principal Amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.15 hereof and shall be made on the records of the Trustee and the Depositary

          SECTION 2.03 Book-Entry Provisions. (a) This Section 2.03 shall apply only to Global Securities deposited with or on behalf of the Depositary. The Partnership shall execute and the Trustee shall, in accordance with this Section
2.03 and the written order of the Partnership pursuant to Section 2.05, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and
(ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

          (b) Members of, or participants in, the Depositary (collectively, the "Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Partnership, the Trustee and any agent of the Partnership or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Partnership, the Trustee or any agent of the Partnership or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (c) The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations and

Instructions to Participants" of Clearstream shall be applicable to interests in any Global Securities that are held by participants through Euroclear or Clearstream. The Trustee shall have no obligation to notify Holders of any such procedures or to monitor or enforce compliance with the same.

          (d) Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by the Depositary.

          SECTION 2.04 Certificated Securities. Securities not issued as Global Securities will be issued as Certificated Securities. Except as provided in this Indenture, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Certificated Securities.

          SECTION 2.05 Execution and Authentication. (a) The Securities shall be executed in the name of the Partnership by one Officer of each of the Partners, each as general partner of the Partnership. The signature of the Officers on the Securities may be manual or facsimile. Securities bearing the manual or facsimile signatures of an individual who was at the time of the execution of the Securities a proper Officer of the signing Partner shall bind the applicable Partner in its capacity as a general partner of the Partnership, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of such Securities.

          (b) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory of the Trustee and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

          (c) The Trustee shall initially authenticate and deliver Securities for original issue in an aggregate Principal Amount of $150,000,000 upon a Partnership Order without any further action by the Partners.

          (d) The aggregate Principal Amount of Securities that may be authenticated and delivered under this Indenture is unlimited. At any time and from time to time after the execution and delivery of this Indenture, the Partnership may deliver Securities executed by the Partnership to the Trustee for authentication, together with a Partnership Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Partnership Order shall authenticate and deliver such Securities. The Partnership may execute and the Trustee may authenticate additional Securities of any series without the consent of the Holders, subject to the terms and conditions of this Indenture. Such additional Securities shall have the same terms and conditions in all respects (or in all respects except for the Issue Price and interest accrued prior to the Issue Date of such additional Securities) as the Securities initially issued, so that such additional Securities shall be consolidated and form a single class of Securities with the other Securities then outstanding.

          (e) If all the Securities of any series are not to be issued at one time and if the Board Resolution establishing such series of additional Securities shall so permit, the Partnership may deliver to the Trustee an Officers' Certificate setting forth procedures acceptable to the Trustee for the issuance of the Securities and determining the terms of the Securities, such as interest rate, Issue Date and date from which interest on such Securities shall accrue. In authenticating the Securities, and accepting the additional responsibilities under this Indenture in relation to the Securities, the Trustee shall be provided with, and (subject to TIA Section 315(a) through 315(d)) shall be fully protected in relying upon:

          (i) an Opinion of Counsel stating:

               (A) that the form or forms of such Securities and Guarantee have been established in conformity with the provisions of this Indenture;

               (B) that the terms of such Securities and Guarantee have been established in conformity with the provisions of this Indenture;

               (C) that such Securities and Guarantee, when completed by appropriate insertions and executed and delivered by the Partnership and the Guarantor, as the case may be, to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Partnership and the Guarantor in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Partnership and the Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities and any coupons; and

               (D) that all laws and requirements in respect of the execution and delivery by the Partnership and the Guarantor of such Securities and Guarantee have been complied with; and

          (ii) an Officers' Certificate stating, to the best of the knowledge of the signers of such certificate, that no Event of Default with respect to any of the outstanding Securities shall have occurred and be continuing, which Opinion of Counsel and Officers' Certificate shall be delivered at or before the time of issuance of the Security of such series.

          (f) The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount and any integral multiple of $1,000, in fully registered form.

          (g) The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action may expose the Trustee to personal liability to existing Holders.

          SECTION 2.06 Registrar and Paying Agent. (a) The Partnership shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for purchase, redemption or payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Partnership may have one or more co-registrars and one or more additional paying agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05 hereof.

          (b) The Partnership shall enter into an appropriate agency agreement with any Registrar or co-registrar or Paying Agent (if other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Partnership shall notify the Trustee in writing of the name and address of any such agent. If the Partners fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefore pursuant to Section 7.07 hereof. The Guarantor or any Subsidiary or an Affiliate of the Guarantor may act as Paying Agent or Registrar or co-registrar.

          (c) The Partnership initially appoints the Trustee as Registrar and Paying Agent for the Securities. The Partnership may appoint and change any Paying Agent, Registrar or co-registrar without notice, other than notice to the Trustee, except that the Partnership will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be Corporate Trust Office of the Trustee.

          SECTION 2.07 Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, not later than 10:00 a.m., New York City time, on each due date of payments in respect of any Security, the Partnership shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Partnership shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Partnership in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If Guarantor or any Subsidiary or an Affiliate of the Guarantor acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Partnership at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

          SECTION 2.08 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Partnership shall cause to be furnished to the Trustee at least semi-annually, on each April 1 and October 1, a listing of Holders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

          SECTION 2.09 Transfer and Exchange. Subject to Section 2.15 hereof,

          (a) Upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing, at the office or agency of the Guarantor designated as Registrar or co-registrar pursuant to Section 2.06 hereof, the Partnership and the Guarantor shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount. Neither the Partners nor the Partnership shall charge a service charge for any registration of transfer or exchange, but the Partnership or the Trustee may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of transfer or exchange of the Securities from the Holder requesting such registration of transfer or exchange.

          (b) All Securities issued upon any transfer or exchange of Securities in accordance with this Indenture shall be the valid obligations of the Partnership, evidencing the same debt, and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

          (c) At the option of the Holder, Certificated Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Partnership and the Guarantor shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

          (d) The Partnership shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed pursuant to Article 3 of this Indenture.

          (e) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.15 hereof and this Section 2.09. Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

          (f) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

          (g) Any Registrar appointed pursuant to Section 2.06 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon registration of transfer or exchange of Securities.

          (h) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

          (i) If Securities are issued upon the registration of transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the Restricted Securities Legend, or if a request is made to remove the Restricted Securities Legend, the Securities so issued shall bear the Restricted Securities Legend, or the Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Partnership and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Partnership and the Registrar, that neither the Restricted Securities Legend nor the restrictions on transfer set forth therein are required to ensure transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S or that such Securities are not "restricted" within the meaning of Rule 144. Upon provision of such satisfactory evidence, the Trustee, upon receipt of a Partnership Order, shall authenticate and deliver a Security that does not bear the Restricted Securities Legend. If the Restricted Securities Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Partnership, the Partnership shall use its best efforts to cause reinstatement of the Restricted Securities Legend.

          (j) The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Each Holder shall indemnify the Trustee and the Registrar against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

          Neither the Trustee nor any agent shall have any responsibility for any actions taken or not taken by the Depositary.

          SECTION 2.10 Replacement Securities. (a) If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Partnership and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Partnership and the Trustee such security or indemnity satisfactory to them to save each of them harmless, then, in the absence of notice to the Partners or the Trustee that such Security has been acquired by a protected purchaser within the meaning of Article 8 of the Uniform Commercial Code (a "Protected Purchaser"), the Partnership shall execute and upon receipt of a Partnership Order, the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

          (b) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed by the Partnership pursuant to Article 3 hereof, the Partnership in its discretion may, instead of issuing a new Security in the name of the Partnership, pay or purchase such Security, as the case may be.

          (c) Upon the issuance of any new Securities under this Section, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          (d) Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Partnership, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          (e) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 2.11 Outstanding Securities; Determinations of Holders' Action. (a) Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those paid pursuant to Section 2.10 or 2.13 hereof and delivered to it for cancellation and those described in this Section 2.11 as not outstanding. A Security does not cease to be outstanding because the Partners, the Partnership, the Guarantor or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Partners, the Partnership, the Guarantor or any other obligor upon the Securities or any Affiliate of the Partners, the Partnership, the Guarantor or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in conclusively relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

          (b) If a Security is replaced pursuant to Section 2.10 hereof, the replaced Security ceases to be outstanding unless the Trustee and the Partnership receive proof satisfactory to each of them that the replaced Security is held by a Protected Purchaser unaware that such Security has been replaced, in which case the replacement security shall be deemed not to be outstanding.

          (c) If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture.

          SECTION 2.12 Temporary Securities. (a) Pending the preparation of definitive Securities, the Partnership may execute, and upon a Partnership Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

          (b) If temporary Securities are issued, the Partnership will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Partnership designated for such purpose pursuant to Section 2.06, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Partnership shall execute and upon Partnership Order, the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          SECTION 2.13 Cancellation. All Securities surrendered for payment, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Partners, the Partnership and the Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Partners, the Partnership and the Guarantor may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Partnership may not issue new Securities to replace Securities it has paid for or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedures.

          SECTION 2.14 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Partnership, the Trustee and any agent of the Partnership or the Trustee may treat the Person in whose name such Security is registered in the Security register maintained by the Registrar as the owner of such Security for the purpose of receiving payment of the Principal Amount of the Security or the payment of any Redemption Price in respect thereof and interest (including Defaulted Interest, if any) thereon, and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Partnership, the Trustee nor any agent of the Partnership or the Trustee shall be affected by notice to the contrary.

          SECTION 2.15 Transfers of Global Securities. Notwithstanding any other provisions of this Indenture or the Securities, (i) transfers of a Global Security, in whole or in part, shall be made only in accordance with Sections
2.09 and 2.15(a)(i) hereof, (ii) transfer of a beneficial interest in a Global Security for a Certificated Security shall comply with Sections 2.09 and 2.15(a)(i) hereof, and (iii) transfers of a Certificated Security shall comply with Sections 2.09 and 2.15(a)(ii) hereof and transfer of a Certificated Security for a Beneficial Interest in a Global Security shall comply with Sections 2.09 and 2.15(a)(iii) hereof.

          (a) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided, that this Section 2.15(a) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.15(a) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.15(a).

          (i) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request for transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

               (A) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B attached hereto;

               (B) written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate Principal Amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

               (C) if the Partners, the Partnership or Registrar so requests, an Opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Restricted Securities Legend, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount of Securities represented by the Global

     Security to be decreased by the aggregate Principal Amount of the Certificated Security to be issued, shall authenticate and deliver such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount of the Certificated Security so issued.

          (ii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

               (x)  to register the transfer of such Certificated Securities; or

               (y) to exchange such Certificated Securities for an equal Principal Amount of Certificated Securities of other authorized denominations,

     the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for registration of transfer or exchange:

               (A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Partners or the Partnership and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

               (B) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged or, if being transferred pursuant to clause (1), (2) or (3) of this Section 2.15(a)(ii)(B), are accompanied by the additional information and documents specified in each such clause, as applicable:

                    (1) if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                    (2) if such Certificated Securities are being transferred to the Partners or the Partnership, a certification to that effect; or

                    (3) if such Certificated Securities are being transferred pursuant to an exemption from registration (1) a certification to that effect (in the form set forth in Exhibit B) and (2) if the Partnership or Registrar so requests, an Opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Restricted Securities Legend.

          (iii) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

     Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

               (A) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B attached hereto, that such Certificated Security is being transferred outside the United States to Non-U.S. persons in reliance on Regulation S or to a "qualified institutional buyer" (as defined in Rule 144A) in accordance with Rule 144A; and

               (B) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate Principal Amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase;

then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount of Securities represented by the Global Security to be increased by the aggregate Principal Amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Partnership shall issue and the Trustee, upon receipt of a Partnership Order, shall authenticate a new Global Security in the appropriate Principal Amount.

          (b) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Restricted Securities Legend including the requirement of the delivery of an Opinion of Counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B attached hereto, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

          (c) The restrictions imposed by the Restricted Securities Legend upon the transferability of any Security shall cease and terminate when such Security has been sold or transferred in compliance with Rule 144 at the time of the transfer. Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.15 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144, by an Opinion of Counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Partnership, addressed to the Partnership, the Trustee and the Registrar and in form acceptable to the Partnership, to the effect that the transfer of such Security has been made in compliance with Rule 144), be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the Restricted Securities Legend. The Trustee and the Registrar shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel.

          (d) As used in the preceding two paragraphs of this Section 2.15, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

          (e) The provisions of clauses (i), (ii), (iii) and (iv) of this
Section 2.15(e) shall apply only to Global Securities:

          (i) Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 2.15(a)(i) hereof, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided, that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Partnership that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Partnership within 90 days; (B) the Partnership elects to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or (C) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (A) of this subsection shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (B) of this subsection may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided, that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof shall not be a Global Security.

          (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Registrar. With regard to any Global Security to be exchanged in part, to give effect to any redemption or other disposition of such part or otherwise, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

          (iii) Subject to the provisions of Section 2.03(b), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

          (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Partnership will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

          SECTION 2.16 CUSIP Numbers. The Partnership in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Partnership will promptly notify the Trustee in writing of any change in the "CUSIP" numbers.

          SECTION 2.17 Restrictions on Transfer. The Partnership agrees that it will refuse to register any transfer of Securities that is not made in accordance with the provisions of Regulation S under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; provided that the provisions of this paragraph shall not be applicable to any Security that does not bear a Restricted Securities Legend.

                                    ARTICLE 3
            REDEMPTION OF SECURITIES AT THE OPTION OF THE PARTNERSHIP

          SECTION 3.01 Right to Redeem. (a) The Partnership may redeem the Securities for cash, in whole at any time or in part from time to time, at any time prior to their Stated Maturity, at the redemption price (the "Redemption Price") equal to the greater of:

          (i) 100% of the Principal Amount of the Securities being redeemed; and

          (ii) the Make-Whole Amount for the Securities being redeemed,

plus, in each case, accrued and unpaid interest on such Securities to, but excluding, the Redemption Date. The Partnership will, however, pay the interest installment due on any Interest Payment Date that occurs on or before a Redemption Date to the Holders as of the close of business on the Regular Record Date immediately preceding that Interest Payment Date. Securities may be redeemed in part but only in integral multiples of $1,000 of the Principal Amount thereof.

          (b) Except as set forth in this Article 3, the Securities are not redeemable by the Partnership prior to their Stated Maturity, and the Securities are not entitled to the benefit of any sinking fund.

          SECTION 3.02 Notice to Holders. The election of the Partners to redeem any Securities shall be evidenced by or shall be undertaken pursuant to a Board Resolution. The Partnership shall give written notice of its intent to redeem the Securities by first-class mail at least 30 days, but no more than 60 days, prior to the applicable Redemption Date to Holders of

Securities to be redeemed at their addresses as set forth in the register for the Securities maintained by the Registrar.

          SECTION 3.03 Selection of Securities to be Redeemed. (a) In the event that the Partnership elects to redeem only a portion of the Securities, the Securities to be redeemed shall be selected in accordance with procedures of the Depositary, in the case of Global Securities, or by the Trustee by such method as the Trustee deems to be fair and appropriate, in the case of Securities held other than in the form of Global Securities, so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed.

          (b) The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. Securities and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000.

          (c) Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall promptly notify the Partnership in writing of the Securities or portions of Securities to be redeemed.

          (d) If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Partnership and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

          SECTION 3.04 Notice of Redemption. (a) At least 30 days but not more than 60 days before a Redemption Date, the Partnership shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed. The notice shall identify the Securities to be redeemed and shall state:

          (i) the Redemption Date;

          (ii) the Redemption Price, or if then not ascertainable, the manner of calculation thereof, and accrued and unpaid cash interest, if any, payable on the Redemption Date;

          (iii) the name and address of the Paying Agent;

          (iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and accrued and unpaid cash interest, if any;

          (v) if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amount of the particular Securities to be redeemed;

          (vi) that, unless the Partnership defaults in making payment of such Redemption Price and any cash interest which is due and payable, interest on the Securities will cease to accrue on and after the Redemption Date;

          (vii) the CUSIP number of the Securities; and

          (viii) any other information the Partnership desires, in its own discretion, to present.

          (b) At the Partnership's request, the Trustee shall give the notice of redemption to Holders in the Partnership's name and at the Partnership's expense; provided, that the Partnership makes such request at least seven Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date such notice of redemption must be mailed.

          SECTION 3.05 Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, together with accrued and unpaid interest on such Securities to, but excluding, the Redemption Date. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price, together with accrued and unpaid interest on such Securities to, but excluding, the Redemption Date.

          SECTION 3.06 Deposit of Redemption Price. (a) Prior to 10:00 a.m., New York City time, on any Redemption Date, the Partnership shall deposit with the Paying Agent (or if the Partners, the Partnership or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and any accrued and unpaid interest on such Securities to, but excluding, the Redemption Date, with respect to, all Securities to be redeemed on such Redemption Date. The redemption of the Securities shall be subject to the receipt of such moneys on or prior to 10:00 a.m., New York City time, on the Redemption Date, and any notice of redemption given by the Partnership shall be of no effect unless such moneys are received.

          (b) Upon payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities or portions thereof called for redemption.

          SECTION 3.07 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Partnership shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.

          SECTION 3.08 Repayment to the Partnership. The Trustee and the Paying Agent shall promptly return to the Partnership any cash that remains unclaimed as provided in Section 8.02 hereof, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f) hereof) held by them for the payment of the Redemption Price, together with any accrued and unpaid interest on such Securities; provided, however, that to the extent that the aggregate amount of cash deposited by the Partnership pursuant to Section 3.06 hereof exceeds the aggregate Redemption Price and any accrued and unpaid interest on such Securities to, but excluding, the Redemption Date payable in respect of Securities to be redeemed, then promptly after the second Business Day following the Redemption Date, the Trustee shall return any such excess to the Partnership together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f) hereof). If such money is then held by the Partnership in trust and is not required for such purpose, it shall be discharged from such trust.

                                    ARTICLE 4
                                    COVENANTS

          SECTION 4.01 Payment of Securities. (a) The Partnership shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 10:00 a.m., New York City time, by the Partnership. The Principal Amount of, the Redemption Price (if any) for and interest (including Defaulted Interest, if any) on the Securities shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due.

          (b) The Partnership shall, to the extent permitted by law, pay cash interest on overdue amounts at the rate per annum set forth in the Securities, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

          SECTION 4.02 SEC and Other Reports. The Partnership shall deliver to the Trustee, within 15 days after the Guarantor files its annual and quarterly reports, information, documents and other reports with the Commission, copies of the Guarantor's annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Guarantor is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Partnership also shall comply with the provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Partnership's and the Guarantor's compliance with any of their respective covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          SECTION 4.03 Compliance Certificate. The Guarantor and the Partnership shall (i) deliver to the Trustee within 120 days after the end of each fiscal year of the Guarantor (beginning with the fiscal year ending on May 31, 2006) an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Partners, the Partnership and the Guarantor are in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder), and (ii) if any one of the Partners, the Partnership and the Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

          SECTION 4.04 Further Instruments and Acts. Upon request of the Trustee, the Partners, the Partnership at the direction of the Partners and the Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

          SECTION 4.05 Maintenance of Office or Agency. (a) The Partnership will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar and Paying Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase or redemption and where notices and demands to or upon the Partnership in respect of the Securities and this Indenture may be served. The office of the Trustee, located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602 (Attention: Corporate Trust Administration), shall initially be such office or agency for all of the aforesaid purposes. The Partnership shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Partnership shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02 hereof.

          (b) The Partnership may also from time to time to designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Partnership of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

          SECTION 4.06 Delivery of Certain Information. At any time when the Partnership is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial holder of Securities, the Partnership will promptly furnish or cause to be furnished Rule 144A Information (as defined below) of the Guarantor to such Holder or any beneficial holder of Securities, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

          SECTION 4.07 Waiver of Compliance. The Partnership may omit compliance with any covenant or condition set forth in Sections 4.02 to 4.06, inclusive, if before the time for such compliance the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding shall notify the Partnership that they elect to either waive such compliance in such instance, or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Partnership and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

          SECTION 4.08 Limitation on Liens. The Guarantor will not, and will not permit any of its Subsidiaries to, create, assume, incur or suffer to exist any Lien upon any Principal Property or upon any shares of Capital Stock or Indebtedness of any Subsidiary owning or leasing any Principal Property, whether owned or leased on the date of this Indenture or thereafter acquired, other than Permitted Liens or as permitted under Section 4.10 below, to secure any Indebtedness incurred or guaranteed by the Guarantor or any of its Subsidiaries, without in any such case making effective provision whereby all of the Securities then outstanding (together with, if the Guarantor so determines, any other Indebtedness or guarantee thereof by the Guarantor ranking equally with the Securities) shall be secured equally and ratably with, or prior to, such Indebtedness so long as such Indebtedness shall be so secured.

          SECTION 4.09 Restrictions on Sale-Leaseback Transactions. Except as permitted under Section 4.10 below, the Guarantor will not, and it will not permit any of its Subsidiaries to, engage in the sale or transfer by the Guarantor or any of its Subsidiaries of any Principal Property to a Person (other than the Guarantor or one of its Subsidiaries) and the taking back by the Guarantor or any of its Subsidiaries, as the case may be, of a lease of such Principal Property, unless:

          (i) such sale-leaseback transaction involves a lease for a period, including renewals, of not more than five years; or

          (ii) the Guarantor or its Subsidiary, within a one-year period after such sale-leaseback transaction, applies or causes to be applied an amount not less than the net proceeds from such sale-leaseback transaction to the prepayment, repayment, redemption, reduction or retirement (other than pursuant to any mandatory sinking fund, redemption or prepayment provision) of Funded Indebtedness.

          SECTION 4.10 Exempted Liens and Sale-Leaseback Transactions. Notwithstanding the foregoing restrictions on Liens and sale-leaseback transactions, and in addition to Permitted Liens otherwise permitted hereunder, the Guarantor may, and may permit any of its Subsidiaries to, create, assume, incur, or suffer to exist any Lien upon any Principal Property, or upon any shares of Capital Stock or Indebtedness of any of its Subsidiaries owning or leasing any Principal Property, to secure Indebtedness incurred or guaranteed by the Guarantor or any of its Subsidiaries or effect any sale-leaseback transaction of a Principal Property that is not excepted by Section 4.9 above without equally and ratably securing the Securities; provided that, after giving effect thereto, the aggregate principal amount of outstanding Indebtedness secured by Liens other than Permitted Liens upon Principal Property and/or upon such shares of Capital Stock or Indebtedness of any Subsidiary owning or leasing any Principal Property, plus the Attributable Indebtedness from sale-leaseback transactions of Principal Property not so excepted, do not exceed 15% of the Guarantor's Consolidated Net Worth as of the date of determination.

          SECTION 4.11 Continued Existence. Subject to Article 5, the Partners and the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate and partnership existence as well as that of the Partnership.

          SECTION 4.12 Additional Amounts. (a) All payments made by the Partnership under or with respect to the notes will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties and interest related thereto) ("Taxes"), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any present or future Taxes imposed or levied by or on behalf of any jurisdiction in which the Partnership or any of its Partners (including any successor entities) are then registered, engaged in business or resident for tax purposes or any political subdivision thereof or therein or any jurisdiction by or through which payment is made

(each, a "Relevant Taxing Jurisdiction"), is required to be made from any payments made by the Partnership under or with respect to the notes, including payments of principal, redemption price, purchase price or interest, the Partnership will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by each holder (including Additional Amounts) after such withholding or deduction will equal the respective amounts which would have been received in respect of such payments in the absence of such required withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

     (1) any payments on a note in respect of Taxes which would not have been imposed but for the holder or the beneficial owner of the note being a citizen or resident or national of, incorporated in or carrying on a business in or having any other present or former connection with the Relevant Taxing Jurisdiction, other than by the mere holding of such note or enforcement of rights thereunder or the receipt of payments in respect thereof or any other connection relating to the notes;

     (2) any Taxes that are imposed or withheld as a result of the failure of the holder of the note or beneficial owner of the note to comply with any request, made to that holder at least 30 days before any such withholding or deduction would be payable, by the Partnership to provide timely or accurate information concerning the nationality, residence or identity of such holder or beneficial owner or to make any valid or timely declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

     (3) any note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30-day period);

     (4) any Taxes (other than Canadian taxes imposed under Part XIII of the Income Tax Act (Canada)) which are payable otherwise than by deduction or withholding from payments made under or with respect to the notes;

     (5) any Taxes imposed on or with respect to any payment to a holder that is a fiduciary or partnership or Person other than the sole beneficial owner of such payment to the extent that the Taxes would not have been imposed on such payment had such holder been the sole beneficial owner of such notes;

     (6) any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;

     (7) any withholding or deduction imposed on a payment to an individual which is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November, 2000 or any law implementing or complying with or introduced in order to conform to, such Directive or law; or

     (8)  any combination of items (1) through (7) above.

Such Additional Amounts will also not be payable where, had the beneficial owner of the Securities been the Holder of the Securities, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) through (7) above.

          (b) In addition to the foregoing, the Partnership will also pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies or taxes which are levied by any Relevant Taxing Jurisdiction in respect of the execution, issue, delivery or registration of the notes or any other document or instrument referred to therein (other than a transfer of the notes) or on the enforcement of any payments with respect to the notes. If the Partnership will be obligated to pay Additional Amounts with respect to any payment under or with respect to the notes, the Partnership will deliver to the trustee on a date which is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Partnership shall notify the trustee promptly thereafter) an officers' certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The officers' certificate must also set forth any other information reasonably necessary to enable the paying agents to pay Additional Amounts to holders on the relevant payment date. The Partnership will provide the trustee with documentation reasonably satisfactory to the trustee evidencing the payment of Additional Amounts. The Partnership will make all required withholdings and deductions and will remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Partnership will use its reasonable efforts to obtain copies of receipts from each authority in the Relevant Taxing Jurisdiction evidencing the payment of any Taxes so deducted or withheld. Upon written request, the Partnership will furnish to the holders, within a reasonable time period, copies of tax receipts evidencing payment by the Partnership in such form as provided in the normal course by the authority imposing such Taxes and is reasonably available to the Partnership or if, notwithstanding such entity's efforts to obtain receipts, receipts are not obtained, other evidence of payments by such entity. If the Partnership becomes, or would be, obliged to pay on the next date on which any amount would be payable under or with respect to the notes, any Additional Amounts as a result of certain changes affecting the laws relating to withholding or deduction of Taxes, the Partnership may redeem all, but not less than all, the notes.

          (c) Whenever in the Indenture there is mentioned the payment of amounts based upon the principal amount of the notes or of principal, interest or of any other amount payable under, or with respect to, any of the notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that Additional Amounts are, were or would be payable in respect thereof.

          SECTION 4.13 Maintenance of Properties. The Guarantor shall cause all properties used or useful in the conduct of its businesses or the business of the Guarantor's Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Guarantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, that nothing in this Section 4.13 shall prevent the Guarantor or any of the Guarantor's Subsidiaries from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Guarantor, desirable in the conduct of the business of the Guarantor or any of the Guarantor's Subsidiaries.

          SECTION 4.14 Taxes. The Guarantor shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Securities.

                                    ARTICLE 5
                              SUCCESSOR CORPORATION

          SECTION 5.01 When Partners, Partnership or Guarantor May Merge or Transfer Assets. (a) Neither the Partners nor the Partnership shall consolidate with or merge with or into any other Person or transfer, lease or convey all or substantially all of its properties and assets to any Person, nor shall the Guarantor consolidate with or merge with or into any other Person or transfer, lease or convey all or substantially all of its properties and assets to any Person, nor will the Guarantor permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, transfer, lease or other disposition of all or substantially all of the properties and assets of the Guarantor and its Subsidiaries on a consolidated basis to any other Person or Persons, unless:

          (i) either (A) the Guarantor, a Partner or the Partnership shall be the surviving corporation or partnership, as the case may be or (B) the Person (if other than the Guarantor, a Partner or the Partnership) formed by such consolidation or into which the Guarantor, one or more of the Partners or the Partnership is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Guarantor, a Partner or the Partnership substantially as an entirety (1) shall be a corporation, partnership or trust organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (2) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Partnership under the Securities and this Indenture, in the case of the Partnership, all of the obligations of the Partners as described in Article 13, in the case of the Partners, and all of the obligations of the Guarantor under the Guarantee and the Indenture, in the case of the Guarantor;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (iii) the Partnership, the Partners or the Guarantor, as applicable, have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

          (b) For purposes of the foregoing, (i) the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more of the Guarantor's Subsidiaries (other than to the Guarantor or another Subsidiary), which, if such assets were owned by the Guarantor, would constitute all or substantially all of the properties and assets of the Guarantor, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Guarantor, (ii) the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more of a Partner's Subsidiaries (other than to RPM Canada or RPM Investment or another Subsidiary of RPM Canada or RPM Investment), which, if such assets were owned by the Partner that is the parent of such Subsidiary whose assets are to be transferred, would constitute all or substantially all of the properties and assets of such Partner, shall be deemed to be the transfer of all or substantially all of the properties and assets of such Partner, and (iii) the transfer (by lease, assignment, sale or otherwise) of the properties and assets of a Partner to RPM Canada or RPM Investment or RPM UK shall not be deemed to be a transfer of all or substantially all of the properties and assets of such transferring Partner.

          (c) The successor person formed by such consolidation or into which the Guarantor, a Partner or the Partnership is merged, or the successor person to which such sale, assignment, conveyance, lease, transfer or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor, the Partner or Partnership, as applicable, under this Indenture with the same effect as if such successor had been named as the Guarantor, the Partner or Partnership, as applicable, herein; and thereafter, the Partner, the Partnership and the Guarantor, as applicable, shall be discharged from all obligations and covenants under this Indenture, the Securities and the Guarantee. Subject to Section 9.06 hereof, the Partners, the Partnership and the Guarantor, as applicable, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Partnership, the Partners and the Guarantor, as applicable.

          SECTION 5.02 Addition of Partners to the Partnership. Each of the Partners covenants and agrees that no person may join the Partnership (other than the Partners existing on the date of this Indenture) unless:

          (a) Such person, on the date such person joins the Partnership, expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the undertakings of a Partner under Article 13 of this Indenture; and

          (b) Immediately after joining the Partnership, no Default or Event of Default and no event that, after giving notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

          SECTION 6.01 Events of Default. An "Event of Default" occurs if:

          (a) the Partnership defaults in the payment of the Principal Amount of or premium, if any, on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise;

          (b) the Partnership defaults in payment of any interest (including Defaulted Interest, if any) when the same becomes due and payable, which default continues for 30 days or more;

          (c) the Partners, the Partnership or the Guarantor fail to comply with any of their respective agreements in the Security, the Guarantee or this Indenture (other than those referred to in clauses (a) and (b) above) and such failure continues for at least 60 days after receipt by the Partners, the Partnership or the Guarantor of a Notice of Default;

          (d) (i) the Guarantor or any of its Subsidiaries defaults in the scheduled payment of principal of any Indebtedness (after giving effect to any applicable grace period) and the aggregate principal amount of such payment defaults at such time exceeds $50,000,000, or (ii) the Guarantor or any of its Subsidiaries defaults under any Indebtedness, whether such Indebtedness now exists or is created later, which default results in such Indebtedness being accelerated or declared due and payable, and the aggregate principal amount of all Indebtedness so accelerated or so declared due and payable, exceeds $50,000,000, and such acceleration or declaration has not been rescinded or annulled within a period of 10 days after receipt by the Partnership or the Guarantor of a Notice of Default from the Trustee or the Holders specified below; provided, however, that if any such default specified in (i) or (ii) shall be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred;

          (e) any final judgment or order for the payment of money in excess of $50,000,000, either individually or in the aggregate (net of any amounts to the extent that they are covered by insurance), shall have been rendered against the Guarantor or any of its Subsidiaries and which shall not have been paid or discharged, and there shall be any period of 60 consecutive days following the entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against the Guarantor or any of its Subsidiaries to exceed $50,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (f) any Partner, the Partnership, or the Guarantor, as the case may be, pursuant to or under or within the meaning of any Bankruptcy Law:

          (i)  commences a voluntary case or proceeding;

          (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

          (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

          (iv) makes a general assignment for the benefit of its creditors;

          (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

          (vi) consents to the filing of such petition or the appointment of or taking possession by a Custodian;

          (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against any of the Partners, the Partnership or the Guarantor, as the case may be, in an involuntary case or proceeding, or adjudicates any of the Partners, the Partnership or the Guarantor, as the case may be, insolvent or bankrupt;

          (ii) appoints a Custodian of any of the Partners, the Partnership or the Guarantor, as the case may be, or for any substantial part of its property; or

          (iii) orders the winding up or liquidation of any of the Partners, the Partnership or the Guarantor, as the case may be;

          and such order or decree remains unstayed and in effect for 60 days;

          (h) the Guarantor repudiates its obligations under the Guarantee or the Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect; or

          (i) a Partner (or any future partner of the Partnership) repudiates any of its undertakings under Article 13 of the Indenture or obligations under the Partnership Agreement, as the case may be.

          A Default under clause (c) or (d)(ii) above is not an Event of Default until the Trustee notifies the Partners, the Partnership and the Guarantor, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notify the Partners, the Partnership and the Guarantor and the Trustee, of the Default and the Partners, the Partnership and the Guarantor do not cure such Default (and such Default is not waived) within the time specified in clause (c) or (d)(ii) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

          The Partners, the Partnership or the Guarantor, as the case may be, shall deliver to the Trustee, within 20 Business Days after it becomes aware of the occurrence of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clause (c), (d), (e), (h) or (i) above, an Officers' Certificate setting forth the details of such occurrence, its status and what action the Partner, the Partnership or the Guarantor, as the case may be, is taking or proposes to take with respect thereto.

          SECTION 6.02 Acceleration. If an Event of Default (other than an Event of

Default specified in Section 6.01(f) or (g) in respect of the Partners, the Partnership and the Guarantor) occurs and is continuing, the Trustee by written Notice to the Partnership and the Guarantor, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, by written Notice to the Partnership, the Guarantor and the Trustee, may declare the Principal Amount of the Securities and any accrued and unpaid interest including Additional Amounts through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such Principal Amount and such accrued and unpaid interest including Additional Amounts shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) occurs in respect of the Partnership and the Guarantor and is continuing, the Principal Amount of the Securities and any accrued and unpaid interest on all the Securities (including Defaulted Interest, if any) and premium, if any, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by written Notice to the Trustee (and without notice to any other Holder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived, other than the non-payment of the Principal Amount of the Securities and any accrued and unpaid interest that have become due solely as a result of acceleration, and if all amounts due to the Trustee under Section 7.07 hereof have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Principal Amount and any accrued and unpaid interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. Except as set forth in Section 2.10 hereof, no remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04 Waiver of Past Defaults. (a) Subject to Section 6.02, the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Holder), may waive an existing Default and its consequences except:

          (i) an Event of Default described in Section 6.01(a) or (b); or

          (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected.

          (b) When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such
Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          SECTION 6.05 Control by Majority. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such
Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          SECTION 6.06 Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (b) the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

          (c) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, costs, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

          (e) the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

          SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount of and interest (including Defaulted Interest) and premium, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or on any Redemption Date, if applicable, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of such Holder.

          SECTION 6.08 Collection Suit by Trustee. If an Event of Default described in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Partnership for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07 hereof.

          SECTION 6.09 Trustee May File Proofs of Claim. (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Partner, the Partnership or any other obligor upon the Securities or the property of any Partner, the Partnership or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount, interest (including Defaulted Interest, if any) or Redemption Price shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Partnership for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (i) to file and prove a claim for the whole amount of the Principal Amount, interest (including Defaulted Interest, if any) or Redemption Price, as the case may be, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07 hereof) and of the Holders allowed in such judicial proceeding; and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

          (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07 hereof;

          SECOND: to Holders for amounts due and unpaid on the Securities for the Principal Amount, interest (including Defaulted Interest, if any) and the Redemption Price, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

          THIRD: the balance, if any, to the Partnership.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Partnership a notice that states the record date, the payment date and the amount to be paid.

          SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of
Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          SECTION 6.12 Waiver of Stay, Extension or Usury Laws. The Partnership covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Partnership from paying all or any portion of the Principal Amount, interest (including Defaulted Interest, if any) or the Redemption Price, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Partnership (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7
                                     TRUSTEE

          SECTION 7.01 Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default:

          (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

     This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such
Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities.

Subparagraphs (c)(i), (ii) and (iii) of this Section 7.01 shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

          (e) No provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability of any kind in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Partnership.

          (g) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

          SECTION 7.02 Rights of Trustee. Subject to its duties and responsibilities under the provisions of Section 7.01 hereof, and, except as expressly excluded from this Indenture pursuant to said Section 7.01 hereof, subject also to its duties and responsibilities under the TIA:

          (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

          (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (d) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

          (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

          (g) any request or direction of the Partnership mentioned herein shall be sufficiently evidenced by a Partnership Order and any resolution of the Board of Directors may be sufficiently evidenced by a resolution of the Board of Directors;

          (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Partnership, personally or by agent or attorney at the sole cost of the Partnership and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

          (i) in no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

          (j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture;

          (k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

          (l) the Trustee may request that the Partnership deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

          (m) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

          SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Partnership or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

          SECTION 7.04 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Partnership's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

          SECTION 7.05 Notice of Defaults. If a Default occurs and if it is known to a Responsible Officer of the Trustee, the Trustee shall give to each Holder notice of the Default within 90 days after such Responsible Officer obtains knowledge of such Default unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default described in Section 6.01(a) or (b) hereof, the Trustee may withhold the notice if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interests of Holders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

          SECTION 7.06 Reports by Trustee to Holders. Within 60 days after each July 31 beginning with the July 31 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such July 31 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

          SECTION 7.07 Compensation and Indemnity. The Partnership and the Guarantor, jointly and severally, agree:

          (a) to pay to the Trustee from time to time such compensation as the Partners and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct; and

          (c) to indemnify each of the Trustee or, if applicable, any predecessor Trustee, and its agents for, and to hold them harmless against, any and all loss, damage, claims, liability or expense (including reasonable attorney's fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Partners, the Partnership or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          To secure the Partnership's payment obligations in this Section 7.07, the Holders shall have been deemed to have granted to the Trustee a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount, Redemption Price and interest (including Defaulted Interest, if any), as the case may be, on particular Securities.

          The Partnership's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) hereof, the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 7.08 Replacement of Trustee. The Trustee may resign by so notifying the Partnership; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Partnership. The Partnership shall remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged bankrupt or insolvent;

          (c) a receiver or public officer takes charge of the Trustee or its property; or

          (d) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Partnership shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Partnership satisfactory in form and substance to the retiring Trustee and the Partnership. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall, upon payment of its charges hereunder, promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07 hereof.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Partnership or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Partnership for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          SECTION 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          SECTION 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA
Section 310(b).

          SECTION 7.11 Preferential Collection of Claims Against Partnership. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

          SECTION 8.01 Discharge of Liability on Securities. When (a) the Partnership delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.10 hereof) for cancellation or (b) all outstanding Securities have become due and payable and the Partnership irrevocably deposits with the Trustee or the Paying Agent (if the Paying Agent is not the Partnership or any of its Affiliates) cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.10 hereof), and if in either case the Partnership pays all other sums payable hereunder by the Partnership, then this Indenture shall, upon a Partnership Order, subject to Section 7.07 hereof, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Partnership acknowledging satisfaction and discharge of this Indenture on demand of the Partnership accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Partnership.

          SECTION 8.02 Repayment to the Partnership. The Trustee and the Paying Agent shall return to the Partnership upon written request of the Partnership any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Partnership, Holders entitled to the money or securities must look to the Partnership for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

                                    ARTICLE 9
                                   AMENDMENTS

          SECTION 9.01 Without Consent of Holders. The Partnership and the Trustee may amend this Indenture or the Securities without the consent of any
Holder:

          (a) to cure any ambiguity, defect or inconsistency, or make any other changes in the provisions of this Indenture which the Partnership, the Guarantor and the Trustee may deem necessary or desirable; provided that such amendment does not materially and adversely affect rights of the Holders under this Indenture;

          (b) to comply with Article 5 hereof;

          (c) to evidence and provide for the acceptance of appointment of a successor Trustee;

          (d) to make any change that would provide for additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any Holder;

          (e) to modify the restrictions on, and procedures for, resale and other transfers of securities pursuant to law, regulation or practice relating to the resale or transfer of restricted Securities generally;

          (f) to secure the Securities or Guarantee, add to the covenants of the Partnership or the Guarantor for the benefit of the Holders of the Securities or surrender any right or power conferred upon the Partnership or the Guarantor; or

          (g) to provide for the issuance of additional Securities in accordance with this Indenture,

it being understood that any amendment described in clause (a) of this Section
9.01 made solely to conform this Indenture to the final offering memorandum related to the Securities provided to investors in connection with the initial offering of the Securities will be deemed not to adversely affect the rights or interests of Holders.

          SECTION 9.02 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding (including consents obtained in connection with any tender offer or exchange offer for the Securities), the Partnership and the Trustee may amend this Indenture or the Securities. However, without the consent of each Holder affected, an amendment to this Indenture or the Securities may not:

          (a) reduce the percentage in Principal Amount of Securities whose Holders must consent to any amendment or supplement to or waiver of any provisions of this Indenture;

          (b) reduce the Principal Amount of, or premium on, or change the Stated Maturity of, any Security, or alter the provisions with respect to the redemption of the Securities (including reducing the Redemption Price of any Security);

          (c) reduce the rate or amount of or change the time for payment of interest (including Additional Amounts, if any) on any Security;

          (d) waive a Default or Event of Default in the payment of the Principal Amount of or interest (including Defaulted Interest, if any) or premium, if any, on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate Principal Amount of the Securities then outstanding and a waiver of the payment default that resulted from such acceleration);

          (e) make any Security payable in money or securities other than that stated in the Security and this Indenture;

          (f) make any change in Section 6.04 hereof;

          (g) modify or change any provision of this Indenture affecting the ranking of the Securities or the Guarantee in a manner adverse to the Holders of the Securities;

          (h) release the Guarantor from any of its obligations under the Guarantee or this Indenture other than in accordance with the provisions of this Indenture, or amend or modify any provisions relating to such release;

          (i) release either or both of the Partners from any of their undertakings under

Article 13 of the Indenture other than in accordance with the provisions of this Indenture, or amend or modify any provisions relating to such release; or

          (j) make any change to the abilities of any Holder to enforce its rights under this Indenture or the foregoing provision or this provision.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After an amendment under this Section 9.02 becomes effective, the Partnership shall mail to each Holder a notice briefly describing the amendment.

          SECTION 9.03 Compliance with TIA. Every supplemental indenture executed pursuant to this Article 9 shall comply with the TIA.

          SECTION 9.04 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, consent, waiver or other action by Holders becomes effective, a consent thereto by a Holder hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the amendment, consent, waiver or other action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date as of which the amendment, consent, waiver or action is made effective. After an amendment, consent, waiver or action becomes effective, it shall bind every Holder.

          SECTION 9.05 Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01 hereof) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

          SECTION 9.06 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 10
                              PAYMENTS OF INTEREST

          SECTION 10.01 Interest Payments. (a) Interest on any Security shall be payable in cash, to the person in whose name that Security is registered (as reflected on the register maintained by the Registrar) at the close of business on the Regular Record Date immediately preceding the relevant Interest Payment Date, at the office or agency of the Partnership maintained for such purpose. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. For purposes of the Interest Act (Canada), whenever any interest under this Indenture is calculated using a rate based on a year of 360 days, such rate used pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days, multiplied by (y) the actual number of days in the calendar year in which the period for which such interest is payable ends, and divided by 360.

          (b) In the case of a permanent Global Security, principal and interest (including Defaulted Interest, if any) on any applicable payment date shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by the Holder from time to time to the Trustee and Paying Agent (if other than the Trustee) at least two Business Days prior to the applicable Regular Record Date; provided that any payment to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof, shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if other than the Trustee). In the case of a Certificated Security, interest on any applicable payment date will be paid by wire transfer of immediately available funds to the accounts specified by the Holders thereof located in the United States if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no account is specified, by mailing a check to that Holder's registered address as reflected on the register maintained by the Registrar.

          (c) If the Stated Maturity or any Interest Payment Date falls on a day that is not a Business Day, the required payment of the Principal Amount of and interest on the Securities will be made on the next succeeding Business Day as if made on the date that the payment was due and no interest will accrue on that payment from the period from and after the Stated Maturity or the Interest Payment Date, as the case may be, to the date of payment on the next succeeding Business Day.

          SECTION 10.02 Defaulted Interest. Except as otherwise specified with respect to the Securities, any interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called "Defaulted Interest," which term shall include any accrued and unpaid interest that has accrued on such defaulted amount at the same interest rate as set forth in the Securities), shall be paid by the Partnership, at its election in each case (x) to the Holder as of Special Record Date, as determined in accordance with clause (a) below, or (y) in the manner set forth in clause (b) below:

          (a) The Partnership may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Partnership shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Partnership shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Partnership of such Special Record Date and, in the name and at the expense of the Partnership, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears on the list of Holders set forth in the Security register maintained by the Registrar not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b) of this Section 10.02.

          (b) The Partnership may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Partnership to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          SECTION 10.03 Interest Rights Preserved. Subject to the foregoing provisions of this Article 10 and Section 2.09 hereof, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                                   ARTICLE 11
                             GUARANTEE OF SECURITIES

          SECTION 11.01 Full and Unconditional Guarantee. Subject to the provisions of this Article 11, the Guarantor shall hereby fully and unconditionally and irrevocably guarantee, on an unsubordinated basis (the Guarantee by the Guarantor to be referred to as the "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Partnership or any other Guarantor to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Securities shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Securities relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Partnership to the Holders or the Trustee hereunder (including amounts due the Trustee) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Partnership to the

Holders or the Trustee under this Indenture or under the Securities, for whatever reason, the Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under the Guarantee and shall entitle the Trustee and the Holders of Securities to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of the Partnership.

          The Guarantor hereby agrees that its obligations hereunder shall be full and unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Partners or the Partnership, as the case may be, any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Partnership, any right to require a proceeding first against the Partnership, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and the Guarantee. The Guarantee is the Guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Partners, the Partnership or to the Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to such Partners, Partnership or the Guarantor, any amount paid by such Partner, Partnership or the Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor shall hereby further agree that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article 11, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

          No Affiliate, stockholder, officer, director, limited liability company member or employee, past, present or future, of the Guarantor, as such, shall have any personal liability under the Guarantor's Guarantee by reason of his, her or its status as such Affiliate, stockholder, officer, director, limited liability company member or employee. Each Holder, by accepting the Securities, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

          SECTION 11.02 Limitations on Guarantee. The obligations of the Guarantor under its Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of the Guarantor or pursuant to its contribution obligations under this Indenture, shall result in the obligations of the Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under the laws of the jurisdiction in which the Guarantor is organized.

          SECTION 11.03 Execution and Delivery of Guarantee. To further evidence the Guarantee set forth in Section 11.01, the Guarantor hereby agrees that a notation of its Guarantee, substantially in the form of Exhibit C hereto, shall be endorsed on each Security authenticated and delivered by the Trustee. The Guarantee of the Guarantor shall be executed on behalf of the Guarantor by either manual or facsimile signature of two Officers of the Guarantor or by one Officer in the event the Guarantor has a Board of Directors, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of the Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

          The Guarantor hereby agrees that its Guarantee set forth in Section
11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of the Guarantee.

          If an Officer of the Guarantor whose signature is on this Indenture or the Guarantee no longer holds that office at the time the Trustee authenticates the Security on which the Guarantee is endorsed or at any time thereafter, the Guarantor's Guarantee of such Security shall nevertheless be valid.

          The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

          SECTION 11.04 Waiver of Subrogation. Until this Indenture is discharged and all of the Securities are discharged and paid in full, the Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Partnership that arise from the existence, payment, performance or enforcement of the Partnership's obligations under the Securities or this Indenture and the Guarantor's obligations under its Guarantee and this Indenture, in any such instance, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Partnership, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Partners or Partnership, as the case may be, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Securities under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. The Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
11.04 is knowingly made in contemplation of such benefits.

          SECTION 11.05 Release of the Guarantor. The obligations of the Guarantor shall be released upon the termination of the Indenture. The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request by and at the expense of the Partnership accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.05; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of such Partnership or the Guarantor. The Trustee shall execute any documents reasonably requested by the Partnership or the Guarantor in order to evidence the release of the Guarantor from its obligations under its Guarantee.

          SECTION 11.06 Immediate Payment. The Guarantor hereby agrees to make immediate payment to the Trustee, on behalf of the Holders or itself, of all obligations due and owing or payable to the respective Holders or the Trustee upon receipt of a demand for payment therefor by the Trustee to the Guarantor in writing.

          SECTION 11.07 No Set-Off. The payment to be made by the Guarantor hereunder in respect of the obligations shall be payable in the currency or currencies in which such obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

          SECTION 11.08 Obligations Absolute. The obligations of the Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by the Guarantor hereunder shall be recoverable from the Guarantor as a primary obligor and principal debtor in respect thereof.

          SECTION 11.09 Obligations Continuing. The obligations of the Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. The Guarantor hereby agrees with the Trustee that it shall from time to time deliver to the Trustee suitable acknowledgments of its continued liability hereunder and under any other instrument or instruments in such form as the Trustee or counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of the Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of the Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of the Guarantor hereunder and under its Guarantee.

          SECTION 11.10 Obligations Not Reduced. The obligations of the Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to
Article 8 be or become owing or payable under or by virtue of or otherwise in connection with the Securities or this Indenture.

          SECTION 11.11 Obligations Reinstated. The obligations of the Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of the Guarantor hereunder

(whether such payment shall have been made by or on behalf of the Partners, the Partnership or by or on behalf of the Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Partners, Partnership or the Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Partnership is stayed upon the insolvency, bankruptcy, liquidation or reorganization of such Partnership, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by the Guarantor as provided herein.

          SECTION 11.12 Obligations Not Affected. The obligations of the Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by the Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against the Guarantor hereunder or might operate to release or otherwise exonerate the Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

          (i) any limitation of status or power, disability, incapacity or other circumstance relating to the Partners, the Partnership or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Partners, the Partnership or any other Person;

          (ii) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Partners, the Partnership or any other Person under this Indenture, the Securities or any other document or instrument;

          (iii) any failure by the Partnership, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Securities, or to give notice thereof to the Guarantor;

          (iv) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Partners, the Partnership or any other Person or their respective assets or the release or discharge of any such right or remedy;

          (v) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Partners, the Partnership or any other Person;

          (vi) any change in the time, manner or place of payment of, or in any other term of, any of the Securities, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Securities or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Securities;

          (vii) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of any Partner, the Partnership or the Guarantor;

          (viii) any merger or amalgamation of any Partner, the Partnership or the Guarantor with any Person or Persons;

          (ix) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the obligations of the Guarantor under its Guarantee; and

          (x) any other circumstance that might otherwise constitute a legal or equitable discharge or defense of the Partnership under this Indenture or the Securities or of another Guarantor in respect of its Guarantee hereunder;

provided that the provisions of this Section 11.12 are not intended to affect in any way any release of the Guarantor in accordance with the provisions of
Section 11.05.

          SECTION 11.13 Waiver. Without in any way limiting the provisions of
Section 11.01 hereof, the Guarantor hereby waives notice of acceptance hereof, notice of any liability of the Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of the Guarantor hereunder, and diligence, presentment, demand for payment on the Partnership, protest, notice of dishonor or non-payment of any of the obligations, or other notice or formalities to the Partnership or the Guarantor of any kind whatsoever.

          SECTION 11.14 No Obligation to Take Action Against Any Partners or the Partnership. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the obligations against any Partner, the Partnership, or any other Person or any property of any such Partner, the Partnership or any other Person before the Trustee or any other Person is entitled to demand payment and performance by the Guarantor of any or all of its liabilities and obligations under the Guarantee or under this Indenture.

          SECTION 11.15 Dealing with the Partnership and Others. The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of the Guarantor and without the consent of or notice to the Guarantor, may:

          (i) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Partners, the Partnership or any other Person;

          (ii) take or abstain from taking security or collateral from the Partners, the Partnership or from perfecting security or collateral of the Partnership;

          (iii) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Partnership or any third party with respect to the obligations or matters contemplated by this Indenture or the Securities;

          (iv) accept compromises or arrangements from the Partnership;

          (v) apply all monies at any time received from the Partnership or from any security upon such part of the obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

          (vi) otherwise deal with, or waive or modify their right to deal with, the Partnership and all other Persons and any security as the Holders or the Trustee may see fit.

          SECTION 11.16 Default and Enforcement. If the Guarantor fails to pay in accordance with Section 11.06 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee and the Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from the Guarantor the obligations.

          SECTION 11.17 Amendment. No amendment, modification or waiver of any provision of this Indenture relating to the Guarantor or consent to any departure by the Guarantor or any other Person from any such provision shall in any event be effective unless it is signed by the Guarantor and the Trustee.

          SECTION 11.18 Acknowledgment. The Guarantor hereby acknowledges communication of the terms of this Indenture and the Securities and hereby consents to and approves of the same.

          SECTION 11.19 Costs and Expenses. The Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) reasonably incurred by the Trustee, their agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

          SECTION 11.20 No Merger or Waiver; Cumulative Remedies. No Guarantee shall operate by way of merger of any of the obligations of the Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Securities and any other document or instrument between the Guarantor and/or the Partnership and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

          SECTION 11.21 Survival of Obligations. Without prejudice to the survival of any of the other obligations of the Guarantor hereunder, the obligations of the Guarantor under Section 11.01 shall survive the payment in full of the obligations under the Securities, but only if and to the extent such payment is avoided, and in such case shall be enforceable against the Guarantor to the same extent as prior to any such payment and without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Partnership or the Guarantor.

          SECTION 11.22 Guarantee in Addition to Other Obligations. The obligations of the Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Securities and the Guarantee or security at any time held by or for the benefit of any of them.

          SECTION 11.23 Severability. Any provision of this Article 11 which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article 11.

          SECTION 11.24 Successors and Assigns. The Guarantee shall be binding upon and inure to the benefit of the Guarantor and the Trustee and the Holders and their respective successors and permitted assigns, except that the Guarantor may not assign any of its obligations hereunder or thereunder, except as otherwise permitted in this Indenture.

                                   ARTICLE 12
                                  MISCELLANEOUS

          SECTION 12.01 TIA Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 12.02 Notices. (a) Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or delivery by courier guaranteeing overnight delivery or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

          if to the Partnership, the Partners or the Guarantor, to:

          RPM INTERNATIONAL INC.
          P.O. Box 777
          2628 Pearl Road
          Medina, Ohio 44528
          Attention: General Counsel
          Telephone: (330) 273-8883
          Facsimile: (330) 225-6574

          with a copy of any notice given pursuant to Article 6 hereof to:

          Calfee, Halter & Griswold LLP
          1400 McDonald Investment Center
          800 Superior Avenue
          Cleveland, Ohio 44114
          Attention: Edward W. Moore
          Telephone: (216) 622-8217
          Facsimile: (216) 241-0816

          if to the Trustee, to:

          The Bank of New York Trust Company, N.A.
          2 North LaSalle Street, Suite 1020
          Chicago, Illinois 60602
          Attention: Corporate Trust Administration
          Facsimile: (212) 827-8542

          (b) The Partnership or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

          (c) Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          (d) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

          (e) If the Partners or Partnership mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, co-registrar and Paying Agent.

          SECTION 12.03 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Partners, the Partnership, the Trustee, the Registrar and the Paying Agent and anyone else shall have the protection of TIA Section 312(c).

          SECTION 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Partnership to the Trustee to take any action under this Indenture, the Partnership shall furnish to the Trustee:

          (a) an Officers' Certificate stating, as set forth in Section 12.05, that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel stating that, in the opinion of such counsel, such actions are authorized or permitted by this Indenture and that all such conditions precedent have been complied with.

          SECTION 12.05 Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include to the extent required by the Trustee:

          (a) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

          (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

          SECTION 12.06 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 12.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 12.08 Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no Original Issue Discount or interest, if any, shall accrue for the intervening period.

          SECTION 12.09 GOVERNING LAW; WAIVER OF JURY TRIAL. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF. EACH OF THE PARTNERSHIP AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

          SECTION 12.10 Submission to Jurisdiction; Agent for Service; Waiver of Immunities. The Partnership and each of the Partners irrevocably (i) agrees that any legal suit, action or proceeding against the Partners and/or the Partnership brought by any Holder arising out of or based upon this Indenture may be instituted in any United States federal court or New York State court located in the Borough of Manhattan in The City of New York (a "New York Court"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and
(iii) submits to the non-
exclusive jurisdiction of a New York Court in any such suit, action or proceeding.

          Each of the Partnership and the Partners has appointed Corporation Service Company (and any successor entity), which appointment shall be irrevocable, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Indenture. The Partners and the Partnership represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.

          To the extent that the Partners or the Partnership, as the case may be, has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

          SECTION 12.11 Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Partnership could purchase U.S. dollars with such other currency in The City of New York on the Business Day preceding that on which final judgment is given. The obligations of the Partnership in respect of any sum due from it to any Holder shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first Business Day, following receipt by such Holder of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Holder may in accordance with normal banking procedures purchase U.S. dollars with such other currency in amount at least equal to the sum originally due in U.S. dollars; if the U.S. dollars so purchased are less than the sum originally due to such Holder hereunder, the Partnership agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such a Holder against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Holder hereunder, such Holder agrees to pay to the Partners or the Partnership, as the case may be, an amount equal to the excess of the dollars so purchased over the sum originally due to such Holder hereunder.

          SECTION 12.12 No Recourse Against Others. A director, officer, employee, agent, representative, stockholder or equity holder, as such, of the Partners and the Partnership shall not have any liability for any obligations of the Partners or, if applicable, the Partnership under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 12.13 Successors. All agreements of the Partners, the Partnership and the Guarantor in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 12.14 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 12.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in banking industry to resume performance as soon as practicable under the circumstances.

                                   ARTICLE 13
                            AGREEMENT OF THE PARTNERS

          SECTION 13.01 Joint and Several Liability. Each Partner confirms that, by virtue of its status as a general partner in the Partnership, it is jointly and severally liable on an unsubordinated basis for the obligations of the Partnership (including, without limitation, payment obligations) for the principal of, premium, if any, and interest on the Securities, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities. Each Partner hereby agrees to waive the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Partnership, any right to require a proceeding first against the Partnership, any right of collection under the Partnership Agreement or applicable law, protest, notice and all demands whatsoever with respect to claims asserted against such Partner, by virtue of its status as a general partner in the Partnership, for the obligations of the Partnership for the principal of, premium, if any, interest on the Securities, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities. Each Partner agrees that its undertakings hereunder shall be operative irrespective of the validity and enforceability of the Partnership Agreement, provided that in the event of invalidity or unenforceability of the Partnership Agreement, the Partners' liability under this sentence shall be no greater than it would have been, had the Partnership Agreement not been unenforceable or invalid.

          If any Holder or the Trustee, on behalf of any Holder, is required by any court or otherwise to return to the Partnership or any custodian, trustee, liquidator or other similar official acting in relation to such Partnership, any amount paid by such Partnership to such Holder or to the Trustee, on behalf of any Holder, the Partners hereby confirm that their joint and several liability for obligations of the Partnership for the principal of, premium, if any, interest on the Securities, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities, to the extent theretofore discharged, shall be reinstated in full force and effect.

          SECTION 13.02 Waiver and Release. No Affiliate, stockholder, officer, director, limited liability company member or employee, past, present or future of any Partner, as such, shall have any personal liability under this Article 13, by reason of his, her or its status as such Affiliate, stockholder, officer, director, limited liability company member or employee; provided, however, that this waiver and release shall have no effect on the personal liability of any general partner of either of the Partners or of any general partner of such general partner. Each Holder, by accepting the Securities, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

          SECTION 13.03 Continuing Undertakings. The undertakings of each of the Partners under this Article 13 shall be continuing and remain in full force until all the obligations to the Holders have been paid and satisfied in full.

          SECTION 13.04 No Set-Off. Any payment to be made by a Partner hereunder in respect of the obligations shall be payable in the currency or currencies in which such obligations of the Partnership under the Securities are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

          SECTION 13.05 No Obligation to Take Action Against the Partnership. Neither the Trustee nor any other Person (including a Holder) shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the obligations against the Partnership or any other Person in respect of the Securities or any property of such Partnership or any other Person before the Trustee or any other Person (including a Holder) is entitled to demand payment and performance by the Partners, by virtue of their status as general partners in the Partnership, of their liabilities for the obligations of the Partnership under the Securities.

          SECTION 13.06 Amendment. No amendment, modification or waiver of this provision or consent to any departure by any Partner from this provision shall be effective unless it is signed by the appropriate Partner and the Trustee.

          SECTION 13.07 Acknowledgment. Each Partner hereby acknowledges communication of the terms of this Indenture and the Securities and hereby consents to and approves of the same.

          SECTION 13.08 No Merger or Waiver; Cumulative Remedies. This provision shall not operate by way of merger of any of the obligations of the Partners under the Partnership Agreement or any other agreement to which they are a party. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in this Article 13 are cumulative and not exclusive of any rights, remedies, powers and privileges provided by the Partnership Agreement and/or by law.

          SECTION 13.09 Survival. The undertakings of each of the Partners under
Section 13.01 shall survive the payment in full of the obligations under the Securities, but only if and to the extent such payment is avoided, and in such case shall be enforceable against each Partner to the same extent as prior to any such payment and without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Partnership or the Guarantor.

          SECTION 13.10 Article 13 Agreement in Addition to Other Obligations. Each of the Partners confirms with this Article 13, that by virtue of its status as a Partner of the Partnership, such Partner is jointly and severally liable hereunder with respect to the obligations of the Partnership with respect to the Securities. Such obligations of each of the Partners are, in addition to, and not in substitution for, any other obligations of the Partnership or the Guarantor to the Trustee or to any of the Holders in relation to this Indenture or the Securities or security at any time held by or for the benefit of any of them.

          SECTION 13.11 Severability. Any provision of this Article 13 which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article 13.

          SECTION 13.12 Successors and Assigns. The provisions of Article 13 shall be binding upon and inure to the benefit of each of the Partners and the Trustee and the Holders and their respective successors and permitted assigns, except that neither Partner will allow any Person to assume either of the Partner's obligations as a general partner in the Partnership, except as otherwise permitted in this Indenture.

          IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                        RPM CANADA INVESTMENT COMPANY, as a
                                        Partner in RPM United Kingdom G.P.
                                        and, solely with respect to Article 13,
                                        in its own capacity


                                        By: /s/ P. Kelly Tompkins
                                            ------------------------------------
                                        Name: P. Kelly Tompkins
                                        Title: Secretary


                                        RPM CANADA (registered name), as a
                                        Partner in RPM United Kingdom G.P.
                                        and, solely with respect to Article 13,
                                        in its own capacity


                                        By: /s/ Keith R. Smiley
                                            ------------------------------------
                                        Name: Keith R. Smiley
                                        Title: Treasurer


                                        RPM INTERNATIONAL INC., as Guarantor


                                        By: /s/ Robert L. Matejka
                                            ------------------------------------
                                        Name: Robert L. Matejka
                                        Title: Vice President,
                                               Chief Financial Officer and
                                               Controller


                                        THE BANK OF NEW YORK TRUST COMPANY,
                                        N.A., as Trustee


                                        By: /s/ L. Garcia
                                            ------------------------------------
                                        Name: L. Garcia
                                        Title: Assistant Vice President

RPM 2005 - INDENTURE

                                    EXHIBIT A
                                FORM OF SECURITY

                               [FACE OF SECURITY]

                           [Global Securities Legend]

The following legend shall appear on the face of each Global Security:

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE PARTNERSHIP, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.]

The following legend shall appear on the face of each Global Security for which The Depository Trust Company is to be the Depositary:

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

                         [Restricted Securities Legend]

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER JURISDICTION, IF APPLICABLE.

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN QUALIFIED FOR DISTRIBUTION TO THE PUBLIC UNDER THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA AND ARE BEING OFFERED AND SOLD ONLY IN ACCORDANCE WITH APPLICABLE EXEMPTIONS FROM THE PROSPECTUS AND REGISTRATION REQUIREMENTS OF SUCH LAWS. THE ISSUER IS NOT A "REPORTING ISSUER" OR EQUIVALENT THEREOF IN ANY SUCH PROVINCE OR TERRITORY AND THE NOTES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO A RESIDENT OF ANY SUCH PROVINCE OR TERRITORY EXCEPT IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS.

                             RPM UNITED KINGDOM G.P.
                                       by
                  RPM CANADA and RPM CANADA INVESTMENT COMPANY
                     as its general partners and in its name

                           6.70% SENIOR NOTES DUE 2015

No. A-1                                                  CUSIP: [______________]
Issue Date: [______________]                             ISIN:  [______________]
Issue Price: [$_______] (for each $1,000 Principal Amount)

     RPM UNITED KINGDOM G.P. ("RPM UK"), a general partnership governed by the laws of England and Wales, by its general partners, RPM CANADA (Registered Name) ("RPM Canada"), a general partnership registered under the laws of the Province of Ontario, and RPM Canada Investment Company ("RPM Investment"), an unlimited company existing under the laws of the Province of Nova Scotia, each as a general partner (each, a "Partner" and collectively, the "Partners") of, and doing business in the name of, RPM UK, is a contractual relationship between the Partners and is not a legal entity and has no legal distinctive personality other than that of its Partners. This contractual relationship of the Partners acting in their capacities as general partners of, and doing business in the name of, RPM UK is hereinafter referred to as the "Partnership." The Partnership promises to pay to CEDE & Co. or registered assigns, the principal sum of _______________________________________________ ($______________) on November 1,
2015, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for.

     Interest Payment Dates: May 1 and November 1, commencing May 1, 2006

     Regular Record Dates: April 15 and October 15

     The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

     IN WITNESS WHEREOF, the Partnership has caused this Security to be duly executed.

                                        RPM CANADA INVESTMENT COMPANY,
                                        as a Partner in RPM United Kingdom G.P.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        RPM CANADA (registered name),
                                        as a Partner in RPM United Kingdom G.P.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated: ____________

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

THE BANK OF NEW YORK TRUST COMPANY,
N.A.,
as Trustee, certifies that this is
one of the Securities referred
to in the within-mentioned Indenture.


By:
    ---------------------------------
    Authorized Signatory

                              [REVERSE OF SECURITY]

                           6.70% SENIOR NOTES DUE 2015

1.   Interest.

     RPM UNITED KINGDOM G.P. ("RPM UK"), a general partnership governed by the laws of England and Wales, by its general partners, RPM CANADA (Registered Name) ("RPM Canada"), a general partnership registered under the laws of the Province of Ontario, and RPM Canada Investment Company ("RPM Investment"), an unlimited company existing under the laws of the Province of Nova Scotia, each as a general partner (each, a "Partner" and collectively, the "Partners") of, and doing business in the name of, RPM UK, is a contractual relationship between the Partners and is not a legal entity and has no legal distinctive personality other than that of its Partners. This contractual relationship of the Partners acting in their capacities as general partners of, and doing business in the name of, RPM UK is hereinafter referred to as the "Partnership." The Partnership promises to pay interest on the Principal Amount of this Security at the rate per annum shown above. The Partnership will pay interest semi-annually in arrears on May 1 and November 1 of each year, beginning May 1, 2006. Interest on the Securities will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the Issue Date of this Security. Interest (and any Defaulted Interest, if any) will be computed on the basis of a 360-day year composed of twelve 30-day months. The Partnership will pay interest on the Securities (except Defaulted Interest) to the person in whose name the Securities are registered at the close of business on the April 15 or October 15 (each, a "Regular Record Date") immediately preceding the relevant Interest Payment Date.

2.   Method of Payment.

     The Holder must surrender the Securities to a Paying Agent to collect principal payments on the Securities. The Partnership will pay the principal and interest (including Additional Amounts, if any, Defaulted Interest, if any, and the Redemption Price, if applicable) on the Securities at the office or agency of the Partnership maintained for such purpose, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Until otherwise designated by the Partnership, the office or agency maintained for such purpose will be the Corporate Trust Office of the Trustee.

     In the case of a permanent Global Security, the Principal Amount of and interest (including Additional Amounts, if any, Defaulted Interest), if any, on any applicable payment date shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by the Holder from time to time to the Trustee and Paying Agent (if other than the Trustee) at least two Business Days prior to the applicable Regular Record Date; provided that any payment to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof, shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if other than the Trustee). In the case of a

Certificated Security, interest on any applicable payment date will be paid by wire transfer of immediately available funds to the accounts specified by the Holders thereof located in the United States if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no account is specified, by mailing a check to that Holder's registered address as reflected on the register maintained by the Registrar.

3.   Paying Agent and Registrar.

     Initially, The Bank of New York Trust Company, N.A., a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Partnership may appoint and change any Paying Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Partnership will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Guarantor or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-registrar.

4.   Indenture.

     The Partnership issued the Securities pursuant to an Indenture dated as of October 24, 2005 (the "Indenture") among the Partnership, the Guarantor and the Trustee and each of the Partners, in its own capacity, solely for the purposes of Article 13 of the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). The Securities are subject to all such terms, which terms hereby are expressly incorporated by reference into this Security, and Holders are referred to the Indenture and the TIA for a statement of those terms.

     The Securities are general unsecured and unsubordinated obligations, of the Partnership, unlimited as to Principal Amount, subject to the provisions of the Indenture.

     Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

5.   Redemption at the Option of the Partnership.

     The Partnership may redeem the Securities for cash, in whole at any time or in part from time to time, at any time prior to their Stated Maturity, at the redemption price (the "Redemption Price") equal to the greater of:

          (i)  100% of the Principal Amount of the Securities being redeemed;

          (ii) the Make-Whole Amount for the Securities being redeemed,

plus, in each case, accrued and unpaid interest on such Securities to, but excluding, the Redemption Date. The Partnership will, however, pay the interest installment due on any Interest Payment Date that occurs on or before a Redemption Date to the Holders as of the close of business on the Regular Record Date immediately preceding that Interest Payment Date.

6.   Notice of Redemption.

     In the event that the Partnership elects to redeem only a portion of the Securities, the Securities to be redeemed shall be selected in accordance with procedures of the Depositary, in the case of Global Securities, or by the Trustee by such method as the Trustee deems to be fair and appropriate, in the case of Securities held other than in the form of Global Securities, so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed. Securities may be redeemed in part but only in integral multiples of $1,000 of Principal Amount thereof.

     The Partnership shall give written notice of its intent to redeem the Securities by first-class mail at least 30 days, but no more than 60 days, prior to the applicable Redemption Date to Holders of Securities to be redeemed at their addresses as set forth in the register for the Securities maintained by the Registrar.

7.   Sinking Fund.

     No sinking fund is provided for the Securities.

8.   Defaulted Interest.

     Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, and such Defaulted Interest shall be paid by the Partnership as provided for in Section 10.02 of the Indenture.

9.   Denominations; Transfer; Exchange.

     The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. As a condition of transfer, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Partnership and the Registrar may require a Holder to pay any taxes and fees permitted by the Indenture.

     The Partnership shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed pursuant to Article 3 of the Indenture.

10.  Persons Deemed Owners.

     The registered Holder of this Security may be treated as the owner of this Security for all purposes.

11.  Unclaimed Money.

     The Trustee and the Paying Agent shall return to the Partnership upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Partnership Holders entitled to the money or securities must look to the Partnership for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

12.  Amendment; Waiver.

     Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (b) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding.

     Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Partnership and the Trustee may amend the Indenture or the Securities (a) to cure any ambiguity, defect or inconsistency, or make any other changes in the provisions of the Indenture which the Partnership and the Trustee may deem necessary or desirable; provided that such amendment does not materially and adversely affect rights of the Holders under the Indenture;
(b) to comply with Article 5 of the Indenture; (c) to evidence and provide for the acceptance of appointment of a successor Trustee; (d) to make any change that would provide for additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any Holder; (e) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; (f) modify the restrictions on, and procedures for, resale and other transfers of securities pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally; or (g) to make any change that does not adversely affect the rights of any Holders under the Indenture.

13.  Defaults and Remedies.

     Under the Indenture, an "Event of Default" occurs if:

          (a) the Partners or Partnership defaults in the payment of the Principal Amount of or premium on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise;

          (b) the Partners or Partnership defaults in payment of any interest (including Defaulted Interest, if any) when the same becomes due and payable, which default continues for 30 days or more;

          (c) the Partnership and the Guarantor fail to comply with any of their respective agreements in the Security, the Guarantee or this Indenture (other than those referred to in clauses (a) and (b) above) and such failure continues for at least 60 days after receipt by the Partnership or the Guarantor of a Notice of Default;

          (d) (i) the Guarantor or any of its Subsidiaries defaults in the scheduled payment of principal of any Indebtedness (after giving effect to any applicable grace period) and the aggregate principal amount of such payment defaults at such time exceeds $50,000,000, or (ii) the Guarantor or any of its Subsidiaries defaults under any Indebtedness, whether such Indebtedness now exists or is created later, which default results in such Indebtedness being accelerated or declared due and payable, and the aggregate principal amount of all Indebtedness so accelerated or so declared due and payable, exceeds $50,000,000, and such acceleration or declaration has not been rescinded or annulled within a period of 10 days after receipt by the Partnership or the Guarantor of a Notice of Default from the Trustee or the Holders specified below; provided, however, that if any such default specified in (i) or (ii) shall be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred;

          (e) any final judgment or order for the payment of money in excess of $50,000,000, either individually or in the aggregate (net of any amounts to the extent that they are covered by insurance), shall have been rendered against the Guarantor or any of its Subsidiaries and which shall not have been paid or discharged, and there shall be any period of 60 consecutive days following the entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against the Guarantor or any of its Subsidiaries to exceed $50,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (f) any Partner, the Partnership or the Guarantor, as the case may be, pursuant to or under or within the meaning of any Bankruptcy Law:

          (i) commences a voluntary case or proceeding;

          (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

          (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

          (iv) makes a general assignment for the benefit of its creditors;

          (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

          (vi) consents to the filing of such petition or the appointment of or taking possession by a Custodian;

          (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against any of the Partners, the Partnership or the Guarantor, as the case may be, in an involuntary case or proceeding, or adjudicates any of the Partners, the Partnership or the Guarantor, as the case may be, insolvent or bankrupt;

          (ii) appoints a Custodian of any of the Partners, the Partnership or the Guarantor, as the case may be, or for any substantial part of its property; or

          (iii) orders the winding up or liquidation of any of the Partners, the Partnership or the Guarantor, as the case may be;

and such order or decree remains unstayed and in effect for 60 days;

          (h) the Guarantor repudiates its obligations under the Guarantee or the Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect; or

          (i) a Partner (or any future partner of the Partnership) repudiates any of its obligations under Article 13 of the Indenture.

     As set forth in the Indenture, a Default under clause (c) or (d)(ii) above is not an Event of Default until the Trustee notifies the Partnership and the Guarantor, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notify the Partnership, the Guarantor and the Trustee, of the Default and the Partnership and the Guarantor do not cure such Default (and such Default is not waived) within the time specified in clause (c) or (d)(ii) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

     If an Event of Default (other than an Event of Default specified in Section
6.01 (f) or (g) in respect of the Partners, the Partnership and the Guarantor) occurs and is continuing, the Trustee by written Notice to the Partners and the Guarantor, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Partner, the Guarantor and the Trustee, may declare the Principal Amount of the Securities and any accrued and unpaid interest including Additional Amounts through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such Principal Amount and such accrued and unpaid interest including Additional Amounts shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) occurs in respect of any of the Partners, the Partnership and the Guarantor and is continuing, the Principal Amount of the Securities and any accrued and unpaid interest on all the Securities (including Defaulted Interest, if any) and premium, if any, shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Holder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived, other than the non-payment of the Principal Amount of the Securities and any accrued and unpaid interest that have become due solely as a result of acceleration, and if all amounts due to the Trustee under Section 7.07 of the Indenture have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in this clause 13(a) or 13(b) above) if it determines that withholding notice is in their interests.

14.  Trustee Dealings with the Partnership.

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Partnership or its Affiliates and may otherwise deal with the Partnership or its Affiliates with the same rights it would have if it were not Trustee.

15.  No Recourse Against Others.

     A director, officer, employee, agent, representative, stockholder or equity holder, as such, of the Partners and of the Partnership shall not have any liability for any obligations of the Partnership under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.  Authentication.

     This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

17.  Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.  GOVERNING LAW; WAIVER OF JURY TRIAL.

     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF. EACH OF THE PARTNERSHIP AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

                                   ----------

          The Partnership will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          RPM UNITED KINGDOM G.P.
          c/o RPM INTERNATIONAL INC.
          P.O. Box 777
          2628 Pearl Road
          Medina, Ohio 44528
          Attention: General Counsel
          Telephone: (330) 273-8883
          Facsimile: (330) 225-6574

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

________________________________________________________________________________
(Insert assignee's soc. sec. or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
as agent to transfer this Security on the books of the Partnership. The agent may substitute another to act for him.

Date:
      ---------

Your Signature:

________________________________________________________________________________
     (Sign exactly as your name appears on the other side of this Security)

                                    EXHIBIT B
                          FORM OF TRANSFER CERTIFICATE

     In connection with any transfer of any of the Securities evidenced by this certificate that are "restricted securities" (as defined in Rule 144 (or any successor thereto) under the Securities Act of 1933, as amended (the "Securities Act")), the undersigned registered owner of this Security hereby certifies with respect to $____________________________ Principal Amount of the above-captioned securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer or for exchange where the securities issuable upon such transfer or exchange are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the Restricted Securities Legend set forth on the face of the Surrendered Securities for the reason checked below:

     (1) The transfer of the Surrendered Securities is made to the Partnership or any subsidiaries; or

     (2) The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

     (3) The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

     (4) The transfer of the Surrendered Securities is pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act; or

     (5) The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act.

And, unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Partnership as defined in Rule 144 under the Securities Act (an "Affiliate").

               The transferee is an Affiliate of the Partners and/or the Partnership.


DATE:
      -------------------------------   ----------------------------------------
                                                      Signature(s)

            (If the registered owner is a corporation, partnership or
             fiduciary, the title of the Person signing on behalf of
                     such registered owner must be stated.)

Unless one of the boxes above is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (4) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such certifications and other information, and if box (5) is checked such legal opinions to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

                                    EXHIBIT C
                                FORM OF GUARANTEE

     For value received, the undersigned hereby fully and unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of the Security the payments in money of principal of, premium, if any, and interest on the Security in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of the Security, if lawful, and the payment or performance of all other obligations of the Partnership under the Indenture (as defined below) or the Securities, to the Holder of the Security and the Trustee, all in accordance with and subject to the terms and limitations of the Security, Article 11 of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article 11 of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of October 24, 2005 by and among (a) RPM United Kingdom G.P. ("RPM UK"), a general partnership governed by the laws of England and Wales, by its general partners, RPM Canada (Registered Name) ("RPM Canada"), a general partnership registered under the laws of the Province of Ontario, and RPM Canada Investment Company ("RPM Investment"), an unlimited company existing under the laws of the Province of Nova Scotia, each as a general partner (each, a "Partner" and collectively, the "Partners") of, and doing business in the name of, RPM UK, (b) RPM International, Inc., Delaware corporation, as parent guarantor (the "Guarantor") and (c) The Bank of New York Trust Company, N.A., a national banking association (the "Trustee"), and (d) solely for the purposes of Article 13, each of RPM Canada and RPM Investment in its own capacity. Each of RPM Canada and RPM Investment are referred to herein as a "Partner," and collectively, the "Partners." Under the law of England and Wales, RPM UK is a contractual relationship between the Partners and is not a legal entity and has no legal distinctive personality other than that of its Partners. This contractual relationship of the Partners acting in their capacities as general partners of, and doing business in the name of, RPM UK is hereinafter referred to as the "Partnership."

     The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

     THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

     This Guarantee is subject to release upon the terms set forth in the Indenture.

     IN WITNESS WHEREOF, the Guarantor has caused its Guarantee to be duly executed.

                                        RPM INTERNATIONAL INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      C-2